UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. _____)

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

Customers Bancorp, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CUSTOMERS BANCORP

1015 Penn Avenue
Wyomissing, Pennsylvania 19610
(610) 933-2000

April __, 2013

Dear Shareholders:

We are pleased to invite you to our 2014 annual meeting of shareholders to be held on Thursday, May 15, 2014 at 9:00 am at The Columbia Station, Four Bridge Street in Phoenixville, Pennsylvania. At this year’s meeting you will hear a report on matters of current interest to our shareholders and be asked to vote on the items described in the proxy statement.

2013 was a transitional year for our Company. We listed our stock on the NASDAQ exchange, we completed an IPO stock offering, we issued debt, and our strategies produced record earnings. We also expanded our franchise into New York City and New England, strengthened our capital position, and grew both loans and deposits. We are excited about 2014 and the many opportunities we have to further grow and improve our Company.

We hope you will be able to attend the meeting. Even if you are planning to attend the meeting in person, we strongly encourage you to vote by internet or telephone or complete, sign and return your proxy card prior to the meeting. This will ensure that your shares are represented at the meeting. The proxy statement explains more about proxy voting and contains additional information about the business to be conducted at the meeting. Please read it carefully.

Every shareholder vote is important. To ensure your vote is counted at the annual meeting, please vote as promptly as possible.

Thank you for your ongoing support of our company. We appreciate your confidence and will continue to work in building long term shareholder value.

Sincerely,

Jay S. Sidhu Chairman and Chief Executive Officer

CUSTOMERS BANCORP

1015 Penn Avenue
Wyomissing, Pennsylvania 19610
(610) 933-2000

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

An Annual Meeting of the shareholders of Customers Bancorp, Inc. (the “Company”) will be held on May 15, 2014, at The Columbia Station, Four Bridge Street, Phoenixville, Pennsylvania 19460 at 9:00 a.m. to vote on the following proposals:

1.	To elect two Class III directors of the Company to serve a three-year term;
2.	To adopt the Customers Bancorp, Inc. 2014 Employee Stock Purchase Plan; and
3.	To ratify the appointment of BDO USA, LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2014.

The Board of Directors has set the Record Date for the Annual Meeting as March 31, 2014 (the “Record Date”). Only holders of record of the Company’s Voting Common Stock at the close of business on that date can vote at the meeting. As long as a quorum is present or represented at the Annual Meeting, the affirmative vote of a majority of the Company’s Voting Common Stock present, in person or by proxy, is required to pass Proposals 2 and 3, and the candidates receiving the highest number of votes shall be elected under Proposal 1. As of the Record Date, there were approximately _____ shares of the Company’s Voting Common Stock outstanding. While the Company has shares of Class B Non-Voting Common Stock outstanding, those shares are not entitled to vote at nor receive notice of the meeting.

The directors of the Company unanimously believe that Proposals 1, 2 and 3 are in the best interests of the Company and its shareholders, and urge shareholders to vote “FOR” the election of each of the nominated directors in Proposal 1, and “FOR” Proposals 2 and 3.

This proxy statement and the Company’s annual report to security holders are available at www.customersbank.com/investor_relations.php by clicking on the “Proxy Statement” or “Annual Report” tab, as applicable.

By Order of the Board of Directors

Glenn A. Yeager, Corporate Secretary

Mailed on or about April __, 2014

YOUR VOTE IS IMPORTANT, REGARDLESS OF HOW MANY SHARES YOU OWN. WHETHER YOU PLAN TO ATTEND THE MEETING OR NOT, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY FORM PROMPTLY IN THE ENCLOSED ENVELOPE OR FOLLOW THE INSTRUCTIONS ON THE ENCLOSED PROXY CARD FOR INTERNET OR TELEPHONE VOTING. IF YOU ATTEND THE MEETING AND PREFER TO VOTE IN PERSON, YOU MAY DO SO, EVEN IF YOU TURN IN YOUR PROXY AT THIS TIME. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO ITS USE FOR ANY PURPOSE BY GIVING WRITTEN NOTICE OF REVOCATION TO OUR CORPORATE SECRETARY AT OUR WYOMISSING OFFICE AT 1015 PENN AVE. SUITE 103, WYOMISSING, PENNSYLVANIA 19610. YOU MAY ALSO APPEAR IN PERSON AT THE ANNUAL MEETING AND ASK TO WITHDRAW YOUR PROXY PRIOR TO ITS USE FOR ANY PURPOSE AND THEN VOTE IN PERSON. A LATER DATED PROXY REVOKES AN EARLIER DATED PROXY.

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PROXY STATEMENT

Customers Bancorp, Inc.

1015 Penn Avenue

Wyomissing, Pennsylvania 19610

INFORMATION REGARDING THE ANNUAL MEETING

This Proxy Statement is being furnished to shareholders of Customers Bancorp, Inc. in connection with the solicitation of your proxy to be used at the Annual Meeting of Shareholders to be held on May 15, 2014. At the meeting, you will be asked to consider and vote to elect two Class III directors of Customers Bancorp, Inc. to serve a three-year term, to adopt the Customers Bancorp, Inc. 2014 Employee Stock Purchase Plan, and to ratify the appointment of BDO USA, LLP as the independent registered public accounting firm of Customers Bancorp, Inc. for the fiscal year ending December 31, 2014. A form of proxy card is enclosed separately.

COMMONLY USED TERMS

For purposes of this Proxy Statement, any references to the “Company,” “we,” “us,” or “our” refer to Customers Bancorp, Inc.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Why am I receiving these proxy materials?

The Company is sending you this Proxy Statement and the accompanying proxy card because the Board of Directors of the Company is soliciting your proxy to vote at the Annual Meeting. You are invited to attend the meeting to vote on the proposals described in this Proxy Statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign, and return the accompanying proxy card.

The Company has mailed this Proxy Statement and the accompanying proxy card to all shareholders of record entitled to vote at the meeting.

Who is entitled to vote at the meeting?

To be able to vote, you must have been a beneficial owner or record holder of the Company’s Voting Common Stock on March 31, 2014, the Record Date on which the Board of Directors determined shareholders entitled to notice of, and to vote at, the meeting (the “Record Date”).

Shareholder of Record: Shares Registered in Your Name. If, at the close of business on the Record Date, your shares of Voting Common Stock were registered directly in your name, then you are a shareholder of record. As a shareholder of record you may vote in person at the meeting or by proxy. Whether or not you plan to attend the meeting, we urge you to complete and return the accompanying proxy card to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank, or Other Agent. If, at the close of business on the Record Date, your shares were not issued directly in your name, but rather were held in an account at a brokerage firm, bank, or by another agent, you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by your broker, bank, or other agent. The broker, bank, or other agent holding your shares in that account is considered to be the shareholder of record for purposes of voting at the meeting.

As a beneficial owner, you have the right to direct your broker, bank, or other agent on how to vote the shares of Voting Common Stock in your account. You are also invited to attend the meeting. However, since you are not the shareholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy issued in your name from your broker, bank or other agent.

What am I being asked to vote on?

There are three matters scheduled for a vote at the meeting:

1.	To elect two Class III directors of the Company to serve a three-year term;
2.	To adopt the Customers Bancorp, Inc. 2014 Employee Stock Purchase Plan; and
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3.	To ratify the appointment of BDO USA, LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2014.

The Company’s Board of Directors recommends a vote “FOR” each of the Board of Director’s nominees identified in this Proxy Statement and “FOR” Proposals 2 and 3 above.

How many votes do I have?

Each holder of the Company’s Voting Common Stock is entitled to one vote per share held.

What is a quorum?

For a proposal to be considered at the meeting, a quorum must be present. The presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast on the particular matter will constitute a quorum for purposes of considering such matter. The shareholders present, in person or by proxy, at a duly organized meeting can continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

Abstentions and “broker non-votes” (that is, shares held by a broker or nominee that are represented at the meeting, but with respect to which such broker or nominee is not instructed to vote on a particular proposal and does not have discretionary voting power) will be counted for the purpose of determining whether a quorum is present.

Your shares will be counted toward the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank, or other agent) or if you are present at the meeting. If there is no quorum, a majority of all votes cast at the meeting may adjourn the meeting to another date.

What vote is required?

For Proposal 1, if a quorum is present, the candidates receiving the highest number of votes shall be elected. Cumulative voting is not permitted. “Withheld” votes and broker non-votes will not count in determining the number of votes required to elect a director, and they will not count in favor of or against a director’s election.

For Proposals 2 and 3, if a quorum is present, the affirmative vote of a majority of the stock having voting powers, present, in person or by proxy, is required to approve such proposals. Abstentions and broker non-votes are not deemed to constitute “votes cast” and, therefore, do not count either for or against approval of the proposals.

For beneficial owners, the rules that guide how most brokers vote your stock have changed over the last several years. The rules provide that brokerage firms or other nominees may not vote your shares with respect to matters that are not “routine” under the rules. The rules now provide that the election of directors is not a “routine” matter. The ratification and appointment of our independent registered public accounting firm for 2014 is the only current proposal that is considered a “routine” matter under the rules and, therefore, brokerage firms and other nominees have the authority under the rules to vote your unvoted shares with respect to that matter if you have not furnished voting instructions within a specified period of time prior to the meeting.

How do I vote?

For any matter to be voted on except the election of directors, you may vote “FOR” or “Against” or abstain from voting. For the election of directors, you may vote “FOR” the director nominees or your authority may be “Withheld” for one or more of the nominees. The procedures for voting are as follows:

Shareholder of Record: Shares Registered in Your Name. If you are a shareholder of record, you may vote in person at the meeting. Alternatively, you may vote by proxy by using the accompanying proxy card, or by following the instructions on the accompanying proxy card to vote by internet or telephone. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person if you have already voted by proxy. In such case, notify the Corporate Secretary before the meeting begins of your presence at the meeting and your intention to revoke your previously voted proxy.

To vote in person, come to the meeting and we will give you a ballot when you arrive.

To vote by mail, simply complete, sign, and date the accompanying proxy card and return it promptly in the envelope provided. To vote by internet or telephone, follow the instructions on the accompanying proxy card for internet or telephone voting. If you return your signed proxy card to us before the meeting, or you vote by internet or telephone, we will vote your shares as you direct unless you revoke your proxy.

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Beneficial Owner: Shares Registered in the Name of Broker, Bank, or Other Agent. If your shares of the Company’s Voting Common Stock are held in “street name,” that is, your shares are held in the name of a brokerage firm, bank, or other nominee, in lieu of a proxy card you should receive a voting instruction form from that institution by mail. Complete and mail the voting instruction card as instructed to ensure that your vote is counted.

If your shares are held in street name and you wish to vote in person at the meeting, you must obtain a proxy issued in your name from the record holder (that is, your brokerage firm, bank or other nominee) and bring it with you to the meeting. We recommend that you vote your shares in advance as described above so that your vote will be counted if you later decide not to attend the meeting.

What if I return a proxy card but do not make specific choices?

If you return a signed proxy card without marking any voting selections, your shares will be voted “FOR” Proposals 2 and 3, and “FOR” each director nominated by the Board of Directors. If any other matter is properly presented at the meeting, then one of the proxies named on the proxy card will vote your shares using his or her best judgment.

What if I receive more than one proxy card or voting instruction form?

If you receive more than one proxy card or voting instruction form because your shares are held in multiple accounts or registered in different names or addresses, please be sure to complete, sign, date, and return each proxy card or voting instruction form to ensure that all of your shares will be voted. Only shares relating to proxy cards and voting instruction forms that have been signed, dated, and timely returned will be counted in the quorum and voted.

Who will count the votes and how will my votes be counted?

Votes will be counted by the judge of election appointed for the Annual Meeting. The judge of election will count “FOR” and “AGAINST” votes for each of proposal 2 and 3, and “FOR” and “WITHHELD” votes, as applicable, for the director nominees named on your proxy card.

Can I change my vote after I have sent you my proxy?

Yes. You can revoke your proxy at any time before the applicable vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

•	You may submit another properly completed proxy with a later date;
•	You may send a written notice that you are revoking your proxy to our Corporate Secretary at our principal executive offices: 1015 Penn Ave. Suite 103, Wyomissing, Pennsylvania 19610; or
•	You may attend the meeting and vote in person (however, simply attending the meeting will not, by itself, revoke your proxy; you must notify the Corporate Secretary before the meeting begins of your presence at the meeting and your intention to revoke your previously voted proxy).

If your shares are held by a broker, bank, or other agent, you should follow the instructions provided by them.

How may I communicate with the Board of Directors?

Please address any communications to the Company’s Board of Directors, or any individual director, in writing to the Company’s Corporate Secretary at 1015 Penn Ave., Wyomissing, Pennsylvania 19610. The Corporate Secretary will relay all shareholder communications to the Board of Directors or any individual director to whom communications are directed.

Who will bear the cost of soliciting proxies?

The Company will bear the entire cost of the solicitation of proxies for the meeting, including the preparation, assembly, printing, and distribution of this Proxy Statement, the proxy card and any additional solicitation materials furnished to shareholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries, and custodians holding shares in their names that are beneficially owned by others so that they may forward the solicitation materials to the beneficial owners. The Company may reimburse such persons for their reasonable expenses in forwarding solicitation materials to beneficial owners. The Company has engaged Eagle Rock Proxy Advisors, a professional proxy solicitation firm (“Eagle Rock”), to assist in the solicitation of proxies for the 2014 Annual Meeting of Shareholders. Eagle Rock will be paid a fee of approximately five thousand dollars ($5,000). The solicitation of proxies may be supplemented by solicitation by personal contact, telephone, facsimile, email, or any other means by the Company’s directors, officers, or employees. No additional compensation will be paid to those individuals for any such services.

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How can I find out the results of the voting at the meeting?

The Company will provide the voting results in a Form 8-K to be filed with the Securities and Exchange Commission no later than the fourth business day after the Annual Meeting.

What is the recommendation of the Board of Directors?

The Company’s Board of Directors recommends a vote:

FOR the proposal to elect two Class III directors of the Company to serve a three-year term;

FOR the proposal to adopt the Customers Bancorp, Inc. 2014 Employee Stock Purchase Plan; and

FOR the proposal to ratify the appointment of BDO USA, LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2014.

With respect to any other matter that properly comes before the meeting, the proxies will vote in accordance with their best judgment. The judge of election for the meeting will be a representative of our transfer agent, Broadridge Corporate Issuer Solutions, or, in his or her absence, one or more other individuals to be appointed in accordance with the Company’s bylaws.

Unless you give other instructions on your proxy card, the persons named as proxies on your signed proxy card will vote in accordance with the recommendations of the Company’s Board of Directors with respect to each of the proposals and the election of director, and in their discretion with respect to any other matter properly brought before the Annual Meeting.

Whom should I call if I have questions about the meeting?

You should contact Glenn A. Yeager, our Corporate Secretary, at (484) 359-7136 for questions about the meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information, as of March 17, 2014 with respect to the beneficial ownership of each director, each beneficial owner known to us of more than five percent (5%) of our outstanding Voting Common Stock, each named executive officer, and all directors and named executive officers as a group.

		Percent of
	Voting	Class of
Name and Address	Common Stock	Voting Common
of Beneficial Owner (2)	(1) (2) (3)	Stock (2)
Directors and Officers
Bhanu Choudhrie (4)	866,507	3.72%
Steven J. Zuckerman	15,405	*
T. Lawrence Way	210,137	*
John R. Miller	33,709	*
Daniel K. Rothermel	36,930	*
Jay S. Sidhu	578,249	2.46%
Richard A. Ehst	1,666	*
Robert E. Wahlman	30,000	*
Warren Taylor	29,925	*
Glenn A. Hedde	36,358	*
James D. Hogan (5)	14,925	*
All directors and named executive officers as a group (11 persons)	1,853,811	7.85%
Greater than 5% Shareholders
Wellington Management Company, LLP (6) 280 Congress Street - Boston, MA 02210	1,542,704	6.52%
Opus Capital Group, LLC (7) 221 East Fourth Street, Suite 2700 - Cincinnati, OH 45202	1,321,417	3.72%
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*	Less than 1%
(1)	Based on information furnished by the respective individual and our share records. Shares are deemed to be beneficially owned by a person if he or she directly or indirectly has or shares the power to vote or dispose of the shares, whether or not he or she has any economic interest in the shares. Unless otherwise indicated, the named beneficial owner has sole voting and dispositive power with respect to the shares.
(2)	Beneficial ownership for each listed person as of March 17, 2014 includes shares issuable pursuant to warrants or options to purchase stock held by such person which are exercisable within 60 days after March 17, 2014. Shares subject to warrants or options exercisable within 60 days of March 17, 2014 are deemed outstanding for purposes of computing the percentage of class of Voting Common Stock attributable to the person or group holding such options or warrants, but are not deemed outstanding for purposes of computing the percentage of any other person or group. Unless otherwise indicated, the address for each beneficial owner is c/o Customers Bancorp, 1015 Penn Ave., Wyomissing, Pennsylvania 19610.
(3)	Includes shares of Voting Common Stock issuable upon the exercise of warrants in the following amounts: Mr. Choudhrie – 32,377; Mr. Way – 2,270; Mr. Zuckerman – 6,195; Mr. Sidhu – 278,119. Includes shares of our Voting Common Stock issuable upon the exercise of stock options in the following amount: Mr. Hogan – 10,000.
(4)	Mr. Choudhrie has an indirect beneficial ownership interest in 828,318 of these securities through his company, Lewisburg LLC.
(5)	Mr. Hogan resigned as Chief Financial Officer and Executive Vice President on August 30, 2013.
(6)	Wellington Management Company, LLP, in its capacity as investment adviser, may be deemed to beneficially own the securities which are held of record by clients of Wellington Management.
(7)	Opus Capital Group, LLC, in its capacity as investment adviser, may be deemed to beneficially own the securities which are held of record by clients of Opus Capital.
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PROPOSALS TO BE VOTED ON AT THE ANNUAL MEETING

PROPOSAL 1
ELECTION OF TWO CLASS III DIRECTORS OF THE COMPANY

One of the purposes of the Annual Meeting is the election of two Class III directors to the Company’s Board of Directors. The following directors have been nominated by our Board for election as director to serve as follows:

Class III —Term to Expire in 2017:

1.	T. Lawrence Way; and
2.	Steven J. Zuckerman.

T. Lawrence Way, Director and Chairman of the Audit Committee – Age 65

Mr. Way, a retired CPA, was the Chairman and CEO of Alco Industries, Inc., a diversified industrial manufacturing company, from 2000 until his retirement on December 31, 2010. During his 34 year career with Alco Industries, Mr. Way held a variety of positions including that of Chief Financial Officer and President. He is a retired Certified Public Accountant, received a Masters in Business Administration from Mount St. Mary’s College, a Juris Doctor degree from Rutgers-Camden School of Law, and graduated from Tufts University. He has experience in varied areas of management, finance, operations, and mergers and acquisitions.

Mr. Way’s background as an attorney and retired Certified Public Accountant, as well as his experience leading a company through the current economic, social and governance issues as Chairman and Chief Executive Officer of Alco Industries, Inc., make him well-suited to serve on the board.

Steven J. Zuckerman, Director – Age 50

Mr. Zuckerman was President and CEO of Clipper Magazine for 30 years until his retirement in June 2013. He graduated from Franklin & Marshall College with a B.A. in Business Management in 1985. While in college, he co-founded the Campus Coupon Clipper, a predecessor to Clipper Magazine, now a full-service media company, with numerous subsidiaries including Loyal Customer Club, Spencer Advertising & Marketing, Clipper Web Development, The Menu Company, Total Loyalty Solutions, Clipper Graphics and Clipper TV. Clipper Magazine has hundreds of individual market editions in over 31 states with over 1,000 employees around the country, including approximately 500 in Lancaster County, Pennsylvania. He is a partner in Opening Day Partners, owner and operator of the Atlantic League of Professional Baseball Teams and Stadiums in New Jersey, Maryland and South Central Pennsylvania. He is also a partner in Oaktree Development Group, a real estate development company in Lancaster, PA.

Mr. Zuckerman’s experiences in the advertising industry make him uniquely situated to provide the board with insight in the key areas of marketing and customer strategies.

The persons named as proxies in the accompanying form of proxy card have advised us that, unless otherwise instructed, they intend at the Annual Meeting to vote the shares covered by validly executed proxies “FOR” the election of the nominees named above. The proxies cannot be voted for a greater number of persons than the number of nominees named above. The Board knows of no reason why the nominees will be unavailable or unable to serve as a director. We expect the nominees to be willing and able to serve as directors.

The two candidates receiving the highest number of votes shall be elected. Valid proxies solicited by the board will be voted “FOR” the nominees listed above, unless the shareholders specify a contrary choice in their proxies.

THE BOARD RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINEES LISTED IN PROPOSAL 1 TO ELECT TWO CLASS III DIRECTORS OF THE COMPANY.

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PROPOSAL 2
ADOPTION OF THE
CUSTOMERS BANCORP, INC. 2014
EMPLOYEE STOCK PURCHASE PLAN

Employee Stock Purchase Plan

The shareholders are being asked to vote to adopt the Customers Bancorp, Inc. 2014 Employee Stock Purchase Plan (the “Purchase Plan”). The following summary of major features of the Purchase Plan is subject to the specific provisions in the full text of the Purchase Plan set forth as Exhibit A to this Proxy Statement.

The approval of the Purchase Plan will enable the Company to achieve the following intended outcomes:

1.          Encourage and enable team members of the Company and its 50% or more controlled subsidiaries to acquire a proprietary interest in the Company through the ownership of shares of Company common stock.

2.          Continue to support the Company’s view that team members who participate in the Purchase Plan will have a closer identification with the Company by virtue of their ability, as shareholders, to participate in the Company’s growth and earnings.

Shares of Company common stock will be purchased directly from the Company from authorized but previously unissued shares or shares held in the treasury. Proceeds from the sale of the common stock pursuant to the Purchase Plan will be used by the Company for general corporate purposes. It is the Company’s intention that the Purchase Plan qualifies as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”).

Purpose of the Plan

The purpose of the Purchase Plan is to encourage and enable team members of the Company or any of the Company’s 50% or more controlled subsidiaries to acquire a proprietary interest in the Company through the ownership of shares to Company common stock. The Company believes that team members who participate in the Purchase Plan will have a closer identification with the Company by virtue of their ability, as shareholders, to participate in the Company’s growth and earnings.

Key Terms

The Purchase Plan is designed to meet the requirements of Code Section 423 and to reflect prevailing corporate governance and compensation best practices. The following is a summary of the key provisions of the Purchase Plan:

Plan Term:	The Purchase Plan will remain in effect until all shares of common stock reserved thereunder have been purchased unless terminated earlier by the Company’s Board of Directors.
Eligible Participants:	Each team member who, as of the first day of a quarterly subscription period, has at least 30 days of continuous service and whose customary employment is more than 20 or more hours per week is eligible to participate once he or she has executed a stock purchase agreement. As of March 31, 2014, 383 team members were eligible to participate in the purchase plan, including the five executive officers of the Company.
Shares Authorized:	1,000,000 subject to automatic increase by a number of shares equal to 1% of the Company’s total outstanding shares each year up to a maximum number of shares of 500,000.
Shares Authorized as a
Percent of Outstanding
Common Stock:	Less than 5%.
Purchase Price:	Shares will initially be purchased at a discount by team members of 15% of the fair market value on the date of purchase.
Share Limits Per Person:	Shares having a fair market value of $25,000 per team member per calendar year.

Administration of the Purchase Plan

The Compensation Committee of the Board administers the Purchase Plan. The Committee has the authority to make a final and binding determination of all questions of, and interpretations with respect to, the operation of the Purchase Plan.

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Participation in the Purchase Plan

There are four consecutive quarterly subscription periods in each calendar year. A subscription period begins on the first day of the pay period in which each January 1, April 1, July 1, and October 1 falls and continues until the next subscription period commences. A team member may begin participating in the Purchase Plan effective at the beginning of a subscription period. Once enrolled in the Purchase Plan, a participant is able to purchase Company common stock with payroll deductions at the end of each pay period. Once a quarterly subscription period is over, a participant is automatically enrolled in the next subscription period, unless such participant chooses to withdraw from the Purchase Plan.

Purchasing Stock

A participant may designate payroll deductions to be used to purchase stock at a rate that is at least 1% and that does not exceed 15% of such participant’s earnings. A participant may only change the percentage of earnings that is deducted to purchase shares under the Purchase Plan (other than to withdraw entirely from the Purchase Plan, as set forth below) effective at the beginning of the following subscription period.

At the end of each pay period, payroll deductions are applied automatically to purchase Company common stock. The price of each share of Company common stock purchased under the Purchase Plan during a quarterly subscription period will be equal to its fair market value on the relevant purchase date less a 15% discount. Fair market value is defined as the closing sale price per share as listed on NASDAQ on such date. The number of shares purchased is determined by dividing the payroll deductions for the payroll period by the price paid by the participant. Fractional shares are issued, so no funds will be carried over to the next period. All shares purchased are credited to the participant but are initially registered in the name of the Company’s transfer agent.

Shares purchased by a participant under the Purchase Plan may not be sold or otherwise disposed of by the participant for a period of one year from the first day of the calendar quarter in which they were purchased, except in the case of the participant’s termination of employment before the end of this one-year period. Thereafter, the participant is free to do whatever the participant wishes with the shares, including sell them or have the shares transferred directly into such participant’s name or into the participant’s name with another as joint tenants with right of survivorship.

Limitations

If the event of a stock dividend, stock split, reverse stock split, recapitalization, reorganization, merger, spin-off, or similar event affecting the common stock, the Board will appropriately adjust the number of shares available under the Purchase Plan.

A participant is not permitted to purchase shares under the Purchase Plan if the participant would own Company common stock possessing 5% or more of the total combined voting power or value of all classes of the Company stock. A participant is also not permitted to purchase Company common stock with a fair market value in excess of $25,000 in any one calendar year. These limitations are to ensure that the Purchase Plan complies with Code requirements and are determined based upon the fair market value of shares purchased on each bi-weekly purchase date.

A participant does not have the rights of a shareholder until the shares of stock are actually purchased. A participant may not transfer the right to purchase stock under the Purchase Plan.

Written Statement

Each participant will be provided with a quarterly written statement indicating the number of shares of stock purchased under the Purchase Plan for such quarter, the aggregate number of shares accumulated under the Purchase Plan, and other relevant information.

Withdrawing from the Purchase Plan

A participant may stop participating in the Purchase Plan at any time. If a participant withdraws from the Purchase Plan, participation will end effective at the beginning of the next payroll period. If a team member who has previously withdrawn from the Purchase Plan, or who has reduced his or her payroll deduction percentage to 0%, wishes to resume participation, the team member may not re-enroll as of any date prior to the first quarterly subscription period beginning in the next calendar year. If a participant terminates employment at the Company at any time, participation in the Purchase Plan automatically terminates.

Termination and Amendments

The Board has the power to amend or terminate the Purchase Plan at any time, except that the Board may not, without first obtaining shareholder approval, increase the number of shares reserved under the Purchase Plan other than as otherwise provided in the Purchase Plan, change the eligibility requirements to participate in the Purchase Plan, or otherwise materially change the benefits provided in the Purchase Plan.

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Certain Federal Income Tax Consequences of the Purchase Plan

The following summarizes the federal income tax consequences of a team member’s participation in the Purchase Plan based on the pertinent provisions of the Code currently in effect. This summary does not address federal employment taxes, state and local income taxes, and other taxes that may be applicable and is not intended to be a complete description of the tax consequences of participation in the Purchase Plan.

The Purchase Plan is intended to be an “employee stock purchase plan” within the meaning of Section 423 of the Code. A participant will not recognize taxable income upon enrollment in the Purchase Plan or purchasing shares. In general, a participant recognizes taxable income in the year in which the shares of stock purchased under the Purchase Plan are sold or otherwise disposed of (including by gift).

Qualifying Dispositions. If the shares are not disposed of until at least two years has passed from the start of the quarterly subscription period in which the shares were acquired (a “qualifying disposition”), the participant will have ordinary income in the year of the qualifying disposition equal to the lesser of (i) the amount by which the fair market value of the shares on the date of such disposition exceeds the purchase price paid for such shares, or (ii) 15% of the fair market value of the shares on the start of the quarterly subscription period in which the shares were acquired. The amount of ordinary income will be added to the tax basis of the stock and any additional gain recognized upon the qualifying disposition will be a long-term capital gain. If the fair market value on the date of the qualifying disposition is less than the purchase price paid for the shares, there will be no ordinary income and any loss will be a long-term capital loss.

Disqualifying Dispositions. If shares acquired under the Purchase Plan are disposed of at any time within two years from the start of the quarterly subscription period in which such shares were acquired (a “disqualifying disposition”), the participant will have ordinary income in the year of the disqualifying disposition equal to the amount by which the fair market value of the shares on the purchase date exceeded the purchase price. The amount of the ordinary income will be added to the tax basis of the stock, and any resulting gain or loss upon the disposition will be a capital gain or loss. The capital gain or loss will be long-term if the stock has been held for more than one year.

Participants may be limited in their ability to take capital losses that may be incurred. Maximum tax rates applicable to capital gains vary, so treatment of any particular participant’s capital gains will also vary.

The Company is not entitled to any federal income tax deduction attributable to shares acquired under the Purchase Plan at the time they are acquired. The Company will not be entitled to any such tax deduction attributable to shares if the shares are disposed of in a qualifying disposition. If, however, a participant disposes of shares acquired under the Purchase Plan in a disqualifying disposition, the Company may take a tax deduction for the year of the disqualifying deduction in an amount equal to the ordinary income the participant recognizes in the disposition.

Summary of Benefits

It is not possible to determine the number of shares of stock that will be purchased under the Purchase Plan in the future by any particular individual.

THE BOARD RECOMMENDS A VOTE “FOR” APPROVAL OF PROPOSAL 2 TO ADOPT THE CUSTOMERS BANCORP, INC. 2014 EMPLOYEE STOCK PURCHASE PLAN.

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EQUITY COMPENSATION PLAN INFORMATION

The following table provides certain summary information as of December 31, 2013 concerning our compensation plans (including individual compensation arrangements) under which shares of our common stock may be issued.

Plan Category	Number Of Securities To Be Issued Upon Exercise Of Outstanding Options, Warrants And Rights(#)	Weighted- Average Exercise Price Of Outstanding Options ($)	Number Of Securities Remaining Available For Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected In The First Column)(#)
Equity Compensation Plans Approved By Security Holders (1)	3,418,491 (1)	$ 13.66 (2)	2,498,602 (3)
Equity Compensation Plans Not Approved By Security Holders	N/A	N/A	N/A

(1)	Includes shares of our common stock that may be issued upon the exercise of awards granted or rights accrued under the 2004 Plan and the 2010 Stock Option Plan and the BRRP.
(2)	Calculation does not include restricted stock units and stock awards for which, by definition, there exists no exercise price.
(3)	This amount does not include securities available for future issuance under the BRRP as there is no specific number of shares reserved under this plan. By its terms, the plan limits the award of restricted stock units to the amount of the cash bonuses paid to the participants in the BRRP. See “Executive Compensation – Bonus Recognition and Retention Program” in our proxy statement for more details.
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PROPOSAL 3
RATIFICATION OF APPOINTMENT
OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has selected BDO USA, LLP (“BDO”) to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014. ParenteBeard LLC (“ParenteBeard”) served as the Company’s independent registered public accounting firm in 2012 and was the Company’s independent registered public accounting firm until July 2, 2013, when the Audit Committee appointed BDO as the Company’s independent registered public accounting firm. The Company has been advised by BDO that neither it nor any member thereof has any financial interest, direct or indirect, in the Company or any of its affiliates, in any capacity. One or more representatives of BDO is expected to be present at this year’s Annual Meeting with an opportunity to make a statement if he or she desires to do so and to answer appropriate questions with respect to that firm’s examination of the Company’s financial statements and records for the fiscal year ended December 31, 2013.

Although the submission of the appointment of BDO is not required by the Company’s bylaws, the Board is submitting it to the shareholders to ascertain their views. If the shareholders do not ratify the appointment, we will not be bound to seek another independent registered public accountant for 2014, but the selection of other independent registered public accounting firms will be considered in future years.

Audit and Other Fees Paid to Independent Registered Public Accounting Firms

The following table presents fees billed by BDO and ParenteBeard for professional services rendered for the fiscal years ended December 31, 2013 and 2012, respectively.

Services Rendered	Fiscal 2013	Fiscal 2012
Audit Fees (1)	$19,500	$227,454
Audit-Related Fees (2)	48,754	55,722
Tax Fees (3)	0	68,793
Total	$68,254	$351,969

(1)	Audit fees consisted principally of fees related to audit services in connection with the Company’s annual reports, quarterly reports, FDIC loss sharing reports, and, for fiscal 2012, HUD audits, including out-of-pocket expenses.
(2)	Audit-related fees primarily consisted of fees for services in connection with our public debt offering, registration statements on Form S-3 and S-8, and various accounting consultations and other technical issues for assurance and related services that were reasonably related to the performance of the Audit.
(3)	Tax fees for fiscal 2012 consisted principally of preparing our U.S. federal and state income tax returns, assistance with calculating estimated tax payments and assistance with other tax matters.

During the Company’s fiscal years ending December 31, 2013 and 2012, neither of the Company's independent registered public accounting firms, BDO and ParenteBeard, performed any services other than the audit of the Company’s annual financial statements (including the services identified in footnotes (1), (2) and (3) to the table above) and review of financial statements included in the registrant's Form 10-Q reports or services that are normally provided by the accountant in connection with statutory and regulatory filings for the foregoing engagements for those fiscal years. BDO advised the Company that none of the hours expended on the audit engagement during the Company's fiscal year ending December 31, 2013 were attributed to work performed by persons other than full-time, permanent employees of their respective companies.

On July 2, 2013, the Company dismissed ParenteBeard as the principal accountants for the Company. The decision to change the Company's principal accountants was recommended by the Audit Committee (the "Audit Committee") of the Company's Board of Directors and subsequently approved by the Board. Concurrently therewith, the Audit Committee recommended, and the Board approved, the accounting firm of BDO as its new principal accountants for the year ending December 31, 2013.

The audit reports of ParenteBeard on the consolidated financial statements of the Company as of and for the years ended December 31, 2012 and 2011 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle.

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During the Company’s two most recently completed fiscal years and through the date of the Company’s engagement of BDO, there were no disagreements or reportable events, as described in Item 304(a)(1)(iv) or Item 304(a)(1)(v) of Regulation S-K, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of ParenteBeard, would have caused it to make reference to the subject matter thereof in connection with its report.

During the Company’s two most recently completed fiscal years and through the date of the Company’s engagement of BDO, the Company did not consult with BDO regarding (i) the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and no written report or oral advice was provided by BDO that was an important factor considered by the Company in reaching a decision as to accounting, auditing or financial reporting issues, or (ii) any matter that was either the subject of a disagreement or reportable event, as described in Item 304(a)(1)(iv) or Item 304(a)(1)(v) of Regulation S-K, respectively.

The Company requested and received from ParenteBeard a letter, dated July 2, 2013, addressed to the Securities and Exchange Commission (the "Commission") stating whether or not ParenteBeard agreed with the above statements. A copy of the letter was filed as Exhibit 99.1 (which was incorporated by reference therein) to the Current Report on Form 8-K filed July 3, 2013.

Pre-approval of Audit and Non-Audit Services

Under our Audit Committee charter, the Audit Committee is required to pre-approve all auditing services (including providing comfort letters or consents in connection with securities underwritings) and permitted non-audit services to be performed for us by the independent registered public accounting firm. The Audit Committee may also delegate the ability to pre-approve audit and permitted non-audited services to a subcommittee consisting of one or more members, provided that any pre-approvals are reported to the full committee at its next scheduled meeting.

In addition, the Audit Committee has adopted a pre-approval policy whereby all services performed by the independent auditor are to be pre-approved. In April of each year, the Audit Committee approves an annual program of work for each of the audit, audit-related and tax categories of service to be performed by the independent auditor. Engagement-by-engagement pre-approval is not required except for exceptional or ad-hoc incremental engagements which would result in fees exceeding those pre-approved for the applicable category of service. If necessary, a work program for each category of service can be supplemented with additional pre-approved amounts after the Audit Committee reviews the additional services to be performed. The Audit Committee may also consider specific engagements in the “all other services” category on an engagement-by-engagement basis.

All services performed for the Company by BDO USA, LLP during 2013 were pre-approved by the Audit Committee.

THE BOARD RECOMMENDS A VOTE “FOR” APPROVAL OF PROPOSAL 3 TO RATIFY THE

APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

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AUDIT COMMITTEE REPORT

Management is responsible for the financial reporting process, including the system of internal controls, and for the preparation of our consolidated financial statements in accordance with generally accepted accounting principles. Our independent registered public accounting firm is responsible for auditing those financial statements. The Audit Committee’s responsibility is to monitor and review these processes, acting in an oversight capacity relying on the information provided to it and on the representations made by management and the independent registered accounting firm.

In connection with the preparation and filing of our Annual Report on Form 10-K for the year ended December 31, 2013, the Audit Committee (a) reviewed and discussed the audited financial statements with our management, (b) discussed with BDO USA, LLP, our independent registered public accounting firm, the matters required to be discussed by the Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No. 16 (Communications with Audit Committees), and (c) has received and reviewed the written disclosures and the letter from BDO USA, LLP required by Independence Standards Board Standard No. 1 (as modified or supplemented) regarding BDO USA, LLP communications with the Audit Committee concerning independence and has discussed with BDO USA, LLP its independence. Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2013 for filing with the SEC.

Respectfully submitted:

T. Lawrence Way, Chair

Daniel K. Rothermel

John R. Miller

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MANAGEMENT

The names, ages, positions and business backgrounds of each of the directors and executive officers of the Company are provided below.

OUR BOARD OF DIRECTORS AND MANAGEMENT

The Board members of the Company are:

Name	Director Since*	Position	Age	Term Expires:
Bhanu Choudhrie	2013	Director	35	2013
Daniel K. Rothermel	2009	Director, Lead Independent Director	76	2016
John R. Miller	2010	Director	67	2016
Jay S. Sidhu	2009	Director, Chairman and Chief Executive Officer	62	2015
T. Lawrence Way	2005	Director	65	2014
Steven J. Zuckerman	2009	Director	50	2014

*	Pre-2011 dates include services as a director of Customers Bank prior to its reorganization into a bank holding company structure pursuant to which Customers Bank became a wholly-owned subsidiary of the Company (the “Reorganization”) on September 17, 2011.

Below are the biographies of our directors, as well as information on their experience, qualifications and skills that support their service as a director of the Company:

Jay S. Sidhu, Chairman and Chief Executive Officer– Age 62

Mr. Sidhu joined Customers Bank as Chairman and Chief Executive Officer in the second quarter of 2009. Before joining Customers Bank, Mr. Sidhu was the Chief Executive Officer of Sovereign Bank from 1989 and its Chairman from 2002 until his retirement on December 31, 2006. Mr. Sidhu was also the Chairman and Chief Executive Officer of SIDHU Advisors, LLC, a consulting firm. Mr. Sidhu received Financial World’s CEO of the year award in 2007, 2008 and 2009, and was named Turnaround Entrepreneur of the Year. He has received many other awards and honors, including a Hero of Liberty Award from the National Liberty Museum. Mr. Sidhu also serves as a Director of Atlantic Coast Financial Corporation, the holding company for Atlantic Coast Bank, with main offices in Jacksonville, Florida. Mr. Sidhu has also served on the boards of numerous businesses and not-for-profits, including as a member of the board of Grupo Santander. He obtained an MBA from Wilkes University and is a graduate of Harvard Business School’s CEO Leadership Course. Mr. Sidhu also helped establish the Jay Sidhu School of Business and Leadership at Wilkes University.

Mr. Sidhu’s demonstration of day-to-day leadership, combined with his extensive banking sector experience, provide the board with intimate knowledge of Customers Bank’s direction and strategic opportunities.

Daniel K. Rothermel, Director, age 76

Mr. Rothermel has been the Chairman of the Board of Cumru Associates, Inc., a private holding company located in Reading, Pennsylvania, since January 1, 2013. From 1989 until December 2012, Mr. Rothermel was the President and Chief Executive Officer of Cumru Associates, Inc., he remains the Chairman of Cumru Associates, Inc. Mr. Rothermel also served over twenty years on the board of directors of Sovereign Bancorp and Sovereign Bank. At Sovereign, he was lead independent Director and served on the Audit, Governance, and Risk Management Committee and was chairman of the Executive Committee. He is a graduate of The Pennsylvania State University with a B.S. in Business Administration (finance and accounting) and of the American University with a Juris Doctor.

Mr. Rothermel’s background as an attorney and general counsel, plus his extensive service as director of Sovereign Bank, provide unique and valuable perspective to the board.

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John R. Miller, Director, age 67

Mr. Miller, a retired CPA, has been a member of the Board of Trustees of Wilkes University since 1996, and currently serves as Chairman of the Board, a position which he also held from 2005 to 2008. He has also been the Chairman of the Board of Trustees of the Osborn Retirement Community since 2006. Mr. Miller served in various capacities as an accountant at KPMG LLP, a global accounting, tax and advisory firm, from 1968 to January 2005, including tenure as Vice Chairman from 1999 to 2004, as a member of the Board of Directors from 1993 to 1997, and as a member of the Management Committee from 1997 to 2004. He was the Chairman of the United States Comptroller General’s Governmental Auditing Standards Advisory Council from 2001 to 2008. He has received the Ellis Island Medal of Honor, recognizing distinguished Americans who have made significant contributions to the nation’s heritage. Mr. Miller is a graduate of Wilkes University with a B.S. in Commerce and Finance.

Mr. Miller’s 36 years of experience at KPMG, LLP and 7 years as Chairman of the US Comptroller’s General Auditing Standards Advisory Council have given him valuable experience and insight into auditing, accounting and financial reporting, making him a valuable asset to the board.

T. Lawrence Way, Director and Chairman of the Audit Committee – Age 65

Mr. Way, a retired CPA, was the Chairman and CEO of Alco Industries, Inc., a diversified industrial manufacturing company, from 2000 until his retirement on December 31, 2010. During his 34 year career with Alco Industries, Mr. Way held a variety of positions including that of Chief Financial Officer and President. He is a Certified Public Accountant, received a Masters in Business Administration from Mount St. Mary’s College, a Juris Doctor degree from Rutgers-Camden School of Law, and graduated from Tufts University. He has experience in varied areas of management, finance, operations, and mergers and acquisitions.

Mr. Way’s background as an attorney and retired Certified Public Accountant, as well as his experience leading a company through the current economic, social and issues as Chairman and Chief Executive Officer of Alco Industries, Inc., make him well-suited to serve on the board.

Steven J. Zuckerman, Director – Age 50

Mr. Zuckerman was President and CEO of Clipper Magazine for 30 years until his retirement in June 2013. He graduated from Franklin & Marshall College with a B.A. in Business Management in 1985. While in college, he co-founded the Campus Coupon Clipper, a predecessor to Clipper Magazine, now a full-service media company, with numerous subsidiaries including Loyal Customer Club, Spencer Advertising & Marketing, Clipper Web Development, The Menu Company, Total Loyalty Solutions, Clipper Graphics and Clipper TV. Clipper Magazine has hundreds of individual market editions in over 31 states with over 1,000 employees around the country, including approximately 500 in Lancaster County, Pennsylvania. He is a partner in Opening Day Partners, owner and operator of the Atlantic League of Professional Baseball Teams and Stadiums in New Jersey, Maryland and South Central Pennsylvania. He is also a partner in Oaktree Development Group, a real estate development company in Lancaster, PA.

Mr. Zuckerman’s experiences in the advertising industry make him uniquely situated to provide the board with insight in the key areas of marketing and customer strategies.

Bhanu Choudhrie, Director – Age 35

Mr. Choudhrie has served as a director of Customers Bank since July 2009, and was an original member of the Company’s board. On January 30, 2013, the Company’s Board of Directors re-appointed Mr. Bhanu Choudhrie to a vacant board seat with a term expiring in 2015. As previously disclosed, Mr. Choudhrie stepped down as a director in October 2011 pending the January 2013 notification of completion of the Federal Reserve Bank’s standard name check on him related to his U.K. citizenship. Mr. Choudhrie is a private equity investor with investments in the United States, United Kingdom, Europe and Asia. He has been Executive Director of C&C Alpha Group Limited, a London based family private equity group, since November 2006, and was the Executive Director of C&C Business Solutions Ltd. from June 2003 to November 2006. C&C Alpha Group was founded in 2002. The company, with global headquarters in London, has established offices in several countries. Its team comprises entrepreneurs, financial analysts, project developers, project managers and consultants. Additionally, Mr. Choudhrie is a director of Atlantic Coast Financial Corporation, the holding company for Atlantic Coast Bank, with main offices in Jacksonville, Florida. Mr. Choudhrie also currently serves as a Trustee of a United Kingdom registered charity – “Path to Success.”

As an executive of a UK-based firm with international interests, Mr. Choudhrie provides the board with a global market perspective.

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Executive Officers

Richard A. Ehst, President and Chief Operating Officer – Age 68

Mr. Ehst joined Customers Bank as President and Chief Operating Officer in August 2009. Mr. Ehst was previously an Executive Vice President, Commercial Middle Market, Mid-Atlantic Division, of Sovereign Bank. Before this role, Mr. Ehst served as Regional President for Berks County from 2004 until 2009 and Managing Director of Corporate Communications for Sovereign from 2000 until 2004 where his responsibilities included reputation risk management and marketing services support systems. Mr. Ehst also began serving as a Trustee of Albright College in 2010. Before joining Sovereign Bank, Mr. Ehst was an independent consultant to more than 70 financial institutions in the mid-Atlantic region, including Sovereign Bank, where he provided guidance on regulatory matters, mergers and acquisitions and risk management.

Mr. Ehst has extensive knowledge and lengthy experience in the banking industry, as well as superlative business development skills which provide significant value to the board.

Robert E. Wahlman, Executive Vice President, Chief Financial Officer of the Company and Customers Bank – Age 58

Mr. Wahlman joined the Company and Customers Bank as Executive Vice President and Chief Financial Officer in August 2013. Prior to joining Customers, Mr. Wahlman was employed as Executive Vice President and Chief Financial Officer of Doral Financial Corporation, and served on the Board of Doral Bank, from March 2009 through May 2013. From January 2001 through March 2009, Mr. Wahlman served as Chief Financial Officer (2006 - 2009) and Controller (2001 - 2006) of Merrill Lynch, Inc.’s US domiciled banks, and also served for a time on the Board of Directors of Merrill Lynch’s European and South American banking subsidiaries. Previously, Mr. Wahlman had served as Controller for Cigna Corporation’s life insurance subsidiaries and Connecticut operations (1998 - 2001), as Director of Corporate Accounting and other positions for Bank One Corporation (1992 - 1998), Accounting Fellow for the US Government Accountability Office (1991 - 1992), Senior Manager and other positions for KPMG Peat Marwick (1983 - 1991), and commercial loan officer for First National Bank of Commerce (1981-1983). Mr. Wahlman received his MBA (Finance) and BA (Economics and History) from the University of Arkansas, passed the CPA examination in 1983 and maintained an active CPA license through 2010.

Glenn A. Hedde, Executive Vice President and President of Banking to Mortgage Companies – Age 53

Mr. Hedde is the President of Banking to Mortgage Companies. He joined Customers Bank in August 2009. Mr. Hedde was the President of Commercial Operations at Popular Financial Holdings, LLC from 2000 to 2008. During his time at Popular Financial, Mr. Hedde was a member of a senior leadership team with direct responsibility for management of $300+ million in warehouse lending. Additionally, Mr. Hedde was responsible for business development, risk management, collateral operations and compliance. Mr. Hedde worked in mortgage banking, business development and credit quality management for various companies including GE Capital Mortgage Services, Inc. and PNC Bank from 1992 through 2000.

Warren Taylor, Executive Vice President and President and Director of Community Banking – Age 55

Mr. Taylor is the President and Director of Community Banking. He joined Customers Bank in July 2009. Mr. Taylor was employed by Sovereign Bank for 20 years in the role of Division President. At Sovereign Bank, Mr. Taylor was responsible for retail banking in various markets in southeastern Pennsylvania and central and southern New Jersey. Mr. Taylor was actively involved with team member selection from the branch manager role and higher. Further, at Sovereign Bank, Mr. Taylor identified de-novo branch sites and negotiated real estate deals and construction contracts for new branches. Before Sovereign Bank, Mr. Taylor was Chief Executive Officer of Yardley Bank for Savings. Mr. Taylor is an active member of the New Jersey State Board of Directors for the March of Dimes, past Treasurer for such organization and winner of the March of Dimes national award.

BOARD GOVERNANCE

Board Leadership Structure

The Board of Directors believes that our Chief Executive Officer is best situated to serve as Chairman because he is the director most familiar with our business and the financial services industry, and most capable of effectively identifying strategic priorities and leading the discussion and execution of strategy. Independent directors and management have different perspectives and roles in strategy development. Our independent directors bring experience, oversight and expertise from outside the Company and industry, while the Chief Executive Officer brings industry-specific experience and expertise. The Board believes that the combined role of Chairman and Chief Executive Officer promotes strategy development, and its execution, and facilitates information flow between management and the Board, which are essential to effective governance.

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One of the key responsibilities of the Board is to develop strategic direction and hold management accountable for the execution of strategy once it is developed. The Board believes the combined role of Chairman and Chief Executive Officer, together with a Lead Independent Director having the duties described below, is in the best interest of shareholders because it provides the appropriate balance between management and strategy development on the one hand and independent oversight on the other.

Daniel K. Rothermel, an independent director who serves as Chairman of the Nominating and Corporate Governance Committee, was selected by the Board of Directors to serve as the Lead Independent Director. As Lead Independent Director, Mr. Rothermel presides over all Board meetings when the Chairman is not present, and presides over meetings of the non-management directors held in executive session. The Lead Independent Director has the responsibility of meeting and consulting with the Chairman and Chief Executive Officer on Board and committee meeting agendas, acting as a liaison between management and the non-management directors, including maintaining frequent contact with the Chairman and Chief Executive Officer and advising him on the efficiency of the Board meetings, and facilitating teamwork and communication between the non-management directors and management.

Risk Oversight

The Board of Directors believes that establishing the right “tone at the top” and full and open communication between management and the Board of Directors are essential for effective risk management and oversight. At each regular Board meeting, the directors receive a summary on areas of material risk to Customers Bank, including credit, market, liquidity and operational risk. These summary reports are in a scorecard structure and they assist the directors in the early identification of risks. The Board of Customers Bank also created a Board Risk Management Committee and a management Risk Committee to monitor and oversee all risk of Customers Bank in a more detailed fashion. The Board can ask either committee to research issues and address any risk issues that merit additional focus and attention. These committees develop recommendations to manage risk and bring any material issues to the attention of the full Board.

The Board of Directors has an active role, as a whole and also at the committee level, in overseeing management of our risks. The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities with respect to areas of financial reporting and compliance with laws, rules and regulations applicable to us, including those related to accounting regulation. The Audit Committee is composed of independent, non-executive directors free from any relationship that would interfere with the exercise of his or her independent judgment. The independent auditors are ultimately accountable to the Audit Committee and the Board of Directors. The Audit Committee reviews the independence and performance of the auditors and annually recommends to the Board of Directors the appointment of the independent auditors or approves any discharge of auditors when circumstances warrant. The chief internal auditor reports directly to the Audit Committee. The annual risk assessment and internal audit plan are approved by the Audit Committee. The Audit Committee performs other oversight functions as requested by the Board of Directors.

The Compensation Committee assists the Board of Directors in fulfilling its oversight responsibilities with respect to our compensation policies and programs. The Nominating and Corporate Governance Committee assists the Board of Directors in fulfilling its oversight responsibilities with respect to the management of risks associated with Board of Directors organization and membership, and succession planning for our directors.

The Board also has a Risk Committee for the holding company which reports and assists the Board of Directors on overseeing and reviewing information regarding our enterprise risk management framework.

Director Independence

Of the directors of the Company who have served since January 1, 2013, each of Messrs. Choudhrie, Miller, Rothermel, Way and Zuckerman (who remain as current directors of the Company) is considered independent, as independence for Board members is defined under NASDAQ Rules. In determining these directors met the definition of an independent director, the Board of Directors considered routine banking transactions between Customers Bank or its affiliates and certain of the directors, their family members and businesses with whom they are associated, such as loans, deposit accounts, routine purchases of insurance or securities brokerage products, any overdrafts that may have occurred on deposit accounts, any contributions we made to non-profit organizations with whom any of the directors are associated, and any transactions that are discussed under “Transactions With Related Parties.” In addition, when determining Mr. Zuckerman’s independence, the Board considered and deemed immaterial certain advertising arrangements we have with Clipper Magazine and its affiliates, for which Mr. Zuckerman is the Chief Executive Officer. See “Transactions with Related Parties” for more detail on these relationships.

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Information about Board Committees

The table below highlights the current membership composition of our directors on our Board committees for the Company:

Nominating and
Name	Executive	Audit	Compensation	Risk	Corporate Governance
Daniel K. Rothermel	X	X	X	X*	X*
Jay S. Sidhu	X*			X*
T. Lawrence Way		X		X*	X
Steven J. Zuckerman			X*		X
John R. Miller		X		X	X
Bhanu Choudhrie

*	Committee Chair

Committee Charters

Each of our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee have adopted charters which are available on our website, www.customersbank.com, by clicking on “About Us” and then “Corporate Governance.”

Meeting Attendance

In 2013, the Company’s Board of Directors met 14 times. Each of the Company’s 2013 directors attended 75% or more of the meetings of the full Board of Directors and the committees of the Board on which he served in 2013.

While we have no formal policy regarding director attendance at our Annual Meeting, we make every effort to schedule our Annual Meeting at a time and date to maximize attendance by directors, taking into account the directors’ schedules. We believe that Annual Meetings provide an opportunity for shareholders to communicate with directors and have requested that all directors make every effort to attend our Annual Meetings. Historically, more than a majority of the directors have done so; for example, in 2013, all but one of the directors (who was travelling out of the country) of the Company’s then-directors attended the 2013 Annual Meeting.

Director Nominations

Our bylaws contain provisions that address the process by which a shareholder may nominate a director to stand for election to the Board of Directors at our Annual Meeting of Shareholders.

In evaluating director nominees, the Nominating and Corporate Governance Committee (the “Committee”) considers the following factors:

•	The appropriate size of our Board of Directors and its committees;
•	The perceived needs of the Board for particular skills, background, and business experience;
•	The skills, background, reputation, and business experience of nominees compared to the skills, background, reputation, and business experience already possessed by other members of the Board; and
•	The nominees’ independence.

There are no stated minimum criteria for director nominees, and the Committee may also consider such other factors as it may deem are in our best interests and the interests of our shareholders. The Committee does, however, believe it appropriate for at least one member of the Board to meet the criteria for an “Audit Committee financial expert,” that a majority of the members of the Board meet the definition of “independent director” under NASDAQ Rules, and that one or more key members of management participate as members of the Board.

While we have no formal policy with respect to diversity on the Board, in order to enhance the overall quality of the Board’s deliberations and decisions, the Committee seeks candidates with diverse professional backgrounds and experiences, representing a mix of industries and professions with varied skill sets and expertise.

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The Committee identifies nominees by first evaluating the current members of the expiring class of directors willing to continue in service. Current members of the expiring class with skills and experience that are relevant to our business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by members of the expiring class with that of obtaining a new perspective. If any member of the expiring class does not wish to continue in service or if the Committee or the Board decides not to re-nominate a member for reelection, the Committee identifies the desired skills and experience of a new nominee, and discusses with the Board suggestions as to individuals that meet the criteria. The Committee has not in the past engaged third parties to identify, evaluate, or assist in identifying potential nominees, but relies on community and business contacts it has established through its directors, officers and professional advisors to help it identify potential director candidates when a specific need is identified.

The Committee will evaluate any recommendation for a director nominee proposed by a shareholder. In order to be evaluated in connection with the Committee’s procedures for evaluating potential director nominees, any recommendation for director nominee must be submitted in accordance with our procedures for shareholder nominees described below. In particular, all nominations made by a shareholder must be made in writing, delivered or mailed by registered or certified mail, postage prepaid, return receipt requested, to the Secretary of the Company (at our corporate headquarters in Wyomissing, Pennsylvania) and received by the Secretary not less than ninety (90) days nor more than one hundred and twenty (120) days prior to any meeting of the shareholders called for the election of directors. If the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the shareholder must be so received not earlier than the one hundred and twentieth (120th) day prior to such annual meeting and not later than the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement (by press release reported by a national news service or an SEC filing pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934 (“Exchange Act”) is first made by the Company of the date of the annual meeting.

Every nomination must include: (a) the consent of the person nominated to serve as a director if elected; (b) the name, age, business address and residence address of the nominee; (c) the principal occupation or employment of the nominee; (d) the class and number of shares of the Company beneficially owned by the nominee; (e) the name and address of the notifying shareholder; (f) the class and number of shares of the Company owned by the notifying shareholder; (g) any option, warrant, convertible security, stock appreciation right, or other derivative positions held or beneficially held (directly or indirectly) by such shareholder and such beneficial owner and whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding has been made, the effect or intent of which is to increase or decrease the voting power or economic profit of such shareholder or such beneficial owner with respect to the Company’s securities; (h) any proxy, contract, arrangement, understanding or relationship pursuant to which such shareholder or beneficial owner, if any, has a right to vote any shares of any security of the Company or has granted any such right to any person or persons; (i) a description of all arrangements or understandings between the shareholder and the nominee and any other person or persons (naming such person or persons) pursuant to which the nomination is to be made by shareholder and the reasons for such nomination; (j) all information that would be relevant to a determination by the Board of Directors in its sole discretion as to whether the nominee proposed by such shareholder is “independent” within the meaning of all applicable securities law, stock exchange and NASDAQ requirements; (k) all information that would be relevant to a determination by the Board of Directors (or any relevant committee) in its sole discretion as to whether the nominee proposed by such shareholder meets the standards for Board membership set forth by the Board of Directors (or any committee thereof) in any publicly available documents, and (l) all other information relating to the nominee and the notifying shareholder that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act and Rule 14a-11 there under (including such person’s written consent to being named in the proxy statement as a nominee). Additionally, the nomination must be accompanied by the nominee’s acknowledgement and agreement (in form reasonably acceptable to the Board of Directors) that (x) he or she is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Company, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Company, or (2) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Company, with such person’s fiduciary duties under applicable law; and (y) if elected, he or she would meet and comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Company.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee has responsibility for identifying and evaluating candidates for director and recommending the nomination of directors to the full Board. This Committee:

•	Reviews and assesses the adequacy of our corporate governance guidelines, personal codes of conduct and related internal policies and guidelines;
•	Assists the Board in interpreting and applying corporate governance guidelines, and recommends any proposed changes to the Board of Directors for approval; and
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•	Makes recommendations to the Board regarding non-management director compensation.

The Board of Directors has determined that each member of the Nominating and Corporate Governance Committee in 2013 was independent as defined under NASDAQ Rules.

While the Nominating and Corporate Governance Committee held no formal meetings during 2013, the members of the Nominating and Corporate Governance Committee took action in connection with the fulfillment of their duties as described above during a meeting of the full board of directors in March of 2013.

Audit Committee

The Audit Committee oversees our accounting and financial reporting processes and the audits of our financial statements. For this purpose, the Audit Committee performs several functions:

•	Approves in advance the engagement of the independent registered public accounting firm for all audit and non-audit services, and approves the fees and other terms of the engagement;
•	Maintains responsibility for the appointment, compensation, oversight, retention and termination of our independent registered public accounting firm and evaluates the qualifications, performance, and independence of the independent registered public accounting firm;
•	Establishes, maintains and oversees procedures to facilitate the receipt, retention and treatment of complaints received from third parties regarding accounting, internal accounting controls, or auditing matters;
•	Reviews and discusses, with our independent registered public accounting firm, the adequacy and effectiveness of, the Company’s internal controls, including any significant deficiencies in the design or operation of internal controls and significant changes in internal controls reported by the independent auditor or management, and receives reports from management regarding the Company’s internal controls and procedures;
•	Reviews the critical accounting policies and all alternative treatments of financial information discussed by the independent registered public accounting firm with management, and reviews with management significant judgments made in the preparation of financial statements;
•	Reviews, with management and our independent registered public accounting firm, our financial reporting processes and internal financial controls;
•	Reviews the annual audited financial statements and recommends to the Board of Directors their inclusion in our annual report;
•	Reviews the quarterly financial statements and earnings press releases;
•	Reviews and approves any related party transactions; and
•	Periodically reviews and discusses with the independent registered public accounting firm the matters required to be discussed by Statement on Accounting Standards No. 61 (Codification of Statements on Auditing Standards No. 380) and any formal written statements received from the independent registered public accounting firm.

The Board of Directors has determined that each member of the Audit Committee in 2013 was independent as independence for Audit Committee members is defined under the NASDAQ rules, and has further determined that Mr. Miller is an “audit committee financial expert” within the meaning of the rules of the Securities and Exchange Commission.

The Audit Committee held 6 meetings during 2013.

Risk Committee

The Risk Committee reports and assists the Board of Directors on overseeing and reviewing the information regarding our enterprise risk management framework, including the policies, procedures and practices employed to manage credit risk, market risk, operational risk, legal/regulatory risk, information technology risk and regulation risk. For this purpose, the Risk Committee performs the following functions:

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•	Reviews and approves the charters of the Board Risk Committee, Management ALCO and Management Risk Committees. The Committee reviews and approves our significant risk assessment and risk management policies. In addition, the Committee retains the ability to authorize management to develop and implement any additional policies relating to risk assessment and management;
•	Receives information from the Chief Credit Officer and discuss matters related to the management of credit risk as appropriate;
•	Receives information from the Chief Executive Officer, Chief Financial Officer and director of Enterprise Risk Management regarding the activities of Management and ALCO Committee and discusses matters related to the management of market risk and our aggregate risk profile as appropriate;
•	Receives information from the Chief Auditor regarding matters related to risk management throughout the enterprise as appropriate;
•	Receives information from the General Counsel regarding matters related to Legal and Compliance risk;
•	Identifies and prioritizes the risk factors and projected mitigation strategies associated with each CAMELS+ component. In so doing, the Committee has assigned responsibility of each risk factor to management and will continue to monitor our performance and controls;
•	Identifies key ratios and established risk tolerance thresholds in order to assess the current and projected level of risk; and
•	Reviews the overall enterprise risk priorities and discusses the strategic initiatives required to improve our risk profile. As part of these reviews, discusses both internal and external factors that could impact the risk portion of the enterprise.

The Risk Committee held 12 meetings during 2013.

Compensation Committee

The Compensation Committee of the Board of Directors:

•	Periodically reviews, evaluates, and recommends to the Board the compensation and benefits provided to the executive officers and reports to the Board concerning its recommendations for final Board approval;
•	Establishes Chief Executive Officer compensation and works with the Chief Executive Officer to set President, Chief Financial Officer, and other officer compensation;
•	Considers the effectiveness of risk management strategies and the values of similar incentives to the senior executive officers of comparable companies;
•	Reviews and approves corporate goals and objectives relevant to the compensation of the executive officers, evaluate the performance of the executive officers in light of those goals and objectives, and approve the level of the executive officers’ compensation based on that evaluation, subject to final approval by the Board;
•	Administers the stock option or other equity incentive plans subject to final approval by the Board, with delegation of certain authority with respect to the grant of stock options and restricted stock units to the Chief Executive Officer;
•	Reviews and advises on general salary, employee benefits, and other general compensation matters with the Company’s management;
•	Annually review and assess compensation programs; and
•	Reviews and discusses with management the compensation and related disclosures to be included in the Company’s annual proxy statement or annual report.

For additional details regarding the Compensation Committee’s role in determining executive compensation, please see “Executive Compensation; Compensation Discussion and Analysis” beginning at page 22 of this Proxy Statement.

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The Board of Directors has determined that each member of the Compensation Committee in 2013 was independent as independence for Compensation Committee members is defined under the NASDAQ rules.

The Compensation Committee held one meeting during 2013.

Compensation Consultant

In 2013, the Compensation Committee retained VistraPartners, LLC (“VistraPartners”) to provide compensation analysis for the Company’s 2013/2014 compensation. The services provided included compensation analysis, preparation of a report that compared each named executive officer’s compensation to peer group executive compensation, and having a representative attend meetings of the Compensation Committee and the Board of Directors as appropriate to discuss executive compensation. The Company paid VistraPartners $96,000 for services rendered in connection with their engagement as a compensation consultant, and $21,000 for all other services rendered in 2013, which consisted of outsourced human resources, recruiting, employee benefits and related services. From its inception until February 2013, the Company depended on VistraPartners to fulfill substantially all of its human resource services needs as the Company did not have an internal human resources division. In March 2013, the Company established an internal human resources division, and therefore has discontinued its use of VistraPartners for human resource services. The Compensation Committee is aware that, given the fees paid to VistraPartners for non-compensation consultant services, the potential for a conflict of interest exists. However, since the Company has established an internal human resources division, it has not and does not anticipate engaging VistraPartners for non-compensation consultant services in the future, and has determined that a conflict of interest does not exist.

Compensation Committee Interlocks and Insider Participation

Except for the relationships of Mr. Zuckerman described below, none of the members of our Compensation Committee had any relationship requiring disclosure pursuant to Item 404 of Regulation S-K under the Securities Act nor any other interlocking relationships as defined by the SEC. For the year ended December 31, 2013, Customers Bank paid, for advertising and marketing services, approximately $187,000 to Clipper Magazine and its division, Spencer Advertising Marketing as well as Jaxxon Promotions, Inc. Mr. Zuckerman, a director of the Company, was the President and Chief Executive Officer of Clipper Magazine, an affiliate of Gannett Co., Inc., until his retirement in June 2013, and holds 25% of the issued and outstanding capital stock of Jaxxon Promotions, Inc.

For the year ended December 31, 2013, the Company has paid approximately $3,800 to Jastrem Premium Landscapes. An immediate family member of an Executive Vice President of the Bank is the sole proprietor of Jastrem Premium Landscapes.

Risk Assessment of Compensation Policies and Practices

Our management team, with the assistance of compensation consultant VistraPartners, conducted an assessment of the risks related to or arising from our compensation policies and practices. The Compensation Committee reviewed and discussed this risk assessment with management and VistraPartners. Based on this assessment, the Compensation Committee determined that any risks arising from our compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on the Company.

Code of Ethics and Business Conduct

Each of our directors, officers and employees are required to comply with the Customers Bancorp, Inc. Code of Ethics and Business Conduct adopted by us (“Code of Conduct”). The Code of Conduct sets forth policies covering a broad range of subjects and requires compliance with laws and regulations applicable to our business. The Code of Conduct is available on our website at www.customersbank.com, under the “About Us-Corporate Governance-Code of Conduct” captions. We will post to our website any amendments to the Code of Conduct, or waiver from the provisions thereof for executive officers or directors, under the “About Us-Corporate Governance-Code of Conduct” caption.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis describes our executive compensation program and addresses how we made executive compensation decisions for our senior executive officers during fiscal year 2013. The senior executive officers covered by this Compensation Discussion and Analysis are the “named executive officers” set forth in the Summary Compensation Table beginning on page 26 of this proxy statement (“Summary Compensation Table”).

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Compensation Objectives and the Focus of Compensation Rewards

Our compensation program is designed to attract highly qualified individuals, retain those individuals in a competitive marketplace for executive talent and motivate performance in a manner that maximizes corporate performance while ensuring that these programs do not encourage unnecessary or excessive risks that threaten the value of the Company. We seek to align individual performance with long-term strategic business objectives and shareholder value, and believe that the combination of executive compensation provided fulfills these objectives.

Currently, our executive compensation program has three key elements: (1) salary, (2) bonus, and (3) long-term equity incentives. The mix of short term performance incentives versus long term incentives are reviewed annually by the Compensation Committee with the intention of achieving a reasonable balance of those incentives. However, we do not have set percentages of short term versus long term incentives. We also do not have a policy with respect to the mix between the cash and equity components of executive compensation, although as noted below certain portions of the annual bonus are paid in stock and subject to a long-term vesting period before payout.

Compensation philosophy is ultimately determined by the Board of Directors, based upon the recommendations of the Compensation Committee, which is comprised solely of independent directors as defined by the rules of NASDAQ. Our Chief Executive Officer makes recommendations to the Compensation Committee concerning the compensation of other executive officers, but does not participate in establishing his own compensation. As part of this process, the Compensation Committee reviews a report provided by its compensation consultant, VistraPartners, LLC (“Consultant”) that compares each named executive officer’s compensation to peer group executive compensation (“Report”). The Compensation Committee generally seeks to provide salary and bonus compensation to the named executive officers at approximately the median of its competitors in the banking industry the high performing Regional Banks and Banks in $5 to $10 billion in asset size. In 2013 the Compensation Committee used information from the Regional and National Banks to establish salary and bonus levels for the named executive officers that were at or near the median practices. The Compensation Committee retains the flexibility to consider, in its sole discretion, various subjective factors when making compensation decisions.

The guiding principle of our compensation philosophy is that the compensation of executive officers should be based primarily on the financial performance of the Company, and partially on individual performance. While this “pay-for-performance” philosophy requires the Compensation Committee to first consider our profitability, the Compensation Committee does not intend to reward unnecessary or excessive risk taking. These principles are reflected in the specific elements of the compensation program, particularly the bonus and long-term equity income programs, as described below.

Role of the Compensation Committee

The Compensation Committee assists the Board of Directors in discharging its responsibilities regarding our compensation and benefit plans and practices. Authority granted to the Compensation Committee is established by the Board of Directors and also set forth in the Charter of the Compensation Committee. In 2013, the Compensation Committee strongly considered the recommendations of the Chief Executive Officer regarding the other named executive officers. The recommendations of the Compensation Committee were presented for discussion and final approval at meetings of the full Board of Directors.

Specific Elements of the Compensation Program

Described below are the key elements of our compensation program for the named executive officers.

Salary

We believe that a key objective of the salary structure is to maintain reasonable “fixed” compensation costs, while taking into account the performance of the named executive officers. Base salaries are reviewed annually by the Compensation Committee to determine if any base pay changes should be made for the named executive officers. Base pay changes, if any, are normally determined after considering the executive’s current base pay position relative to the peer group as reflected in the Report, our performance and the individual’s contribution to that performance for the prior year and the national and regional economic conditions, their effect upon us and how the executive has dealt with them within his or her area of responsibility. In February 2013, the Compensation Committee reviewed the Report and, based on the recommendation of the Consultant, determined to increase the salary of the named executive officers, which decision was ratified by the Board of Directors and is disclosed in the Summary Compensation Table for 2013. These salaries were generally set at or near the median salary for the peer group for their position with the Company. In making this decision to increase salaries for 2013, the Compensation Committee also considered the strong performance of Customers Bank in 2013, including strong growth in assets, loans, customer base and return on equity, along with the Chief Executive Officer’s leadership in driving this performance. With regard to the named executive officers other than the Chief Executive Officer, the Compensation Committee considered their contributions to the performance of Customers Bank (overall and in their functional area)

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in 2013 as reported by the Chief Executive Officer and his recommendation to increase their salary. Given the factors discussed above and our significant growth and evolution as a bank since 2009, including raising approximately $308 million in equity, increasing assets to over $3 billion and significantly increasing our equity base, in February 2013 the Compensation Committee determined to increase salaries for 2013.

Bonuses

Bonuses are designed to motivate executives by rewarding performance. For all of the named executive officers other than Mr. Hedde, bonuses for 2011 were determined at the discretion of the Compensation Committee, which considered our financial performance, including strong growth in assets, loans, customer base and return on equity, along with the recommendations of the Chief Executive Officer with regard to the other named executive officers. The decision of the Compensation Committee for 2013 bonuses was ratified by our Board of Directors. Based on these considerations, in February 2013 the Compensation Committee reviewed the Report and determined to pay a bonus to these named executive officers that was near the median bonus of the peer group for their position, which decision was ratified by the Board. The Chief Executive Officer also recommended these bonuses for the other executive officers, which was based on their respective contributions to the performance of the areas for which they are responsible. The amount of these cash bonuses for 2013 is disclosed in the footnotes to the “Bonus” column of the Summary Compensation Table for each of the named executive officers. A portion of each cash bonus was delivered in 3 year Cliff Vesting Restricted Stock Units to ensure longer-term stability of Executives with the Bank.

The 2013 bonus for Mr. Hedde is based on a bonus pool, which is a percentage of the net profit of the mortgage warehouse division, which bonus pool is to be allocated among the employees of this division. Mr. Hedde’s share of this bonus pool was determined by discussion between Mr. Hedde and the Chief Executive Officer in 2013 following the determination of the amount of the bonus pool, which amount was presented to the Compensation Committee as a recommendation from the Chief Executive Officer, and was also ratified by the Board. This bonus was paid 40% in cash and 60% in restricted stock units that vest on the third anniversary of the date of the award. The restricted stock portion was implemented to encourage a long-term view for the operation of this division.

The named executive officers were also given the opportunity to participate in our Bonus Recognition and Retention Plan, where they can defer the receipt of a portion of their cash bonus to receive restricted stock in lieu of cash, which restricted stock will vest if the executive officer continues to be employed for five years after the date of the bonus award. See “Bonus Recognition and Retention Plan” for a description of this plan, along with the footnotes to the Summary Compensation Table for a description of the deferrals made by the named executive officers under this plan for their 2013 bonuses. These awards of stock are subject to forfeiture if the executive does not remain employed over the five year vesting period, which serves to incentivize and retain executives.

Long-Term Equity Incentive Compensation

Long-term incentive compensation is intended to motivate and retain executives and reward them based on long-term company performance. The Compensation Committee believes that equity- based incentive arrangements are among the most effective means available to the Company of aligning the interests of executives with the objectives of shareholders generally, and of building their long-term commitment to the organization. Our shareholders have approved the Management Stock Purchase Plan, the 2010 Stock Option Plan, the Amended and Restated 2004 Incentive Equity and Deferred Compensation Plan, and the Bonus Recognition and Retention Program (referred to collectively as “equity compensation programs”).

Our equity compensation programs permit the Compensation Committee to grant stock options, restricted stock, and other types of awards on a discretionary basis, subject to ratification by the Board of Directors. Upon determination of our performance for the prior fiscal year, in February of each year the Compensation Committee assesses if it will grant long-term equity awards, although it may grant awards at any time of the year in its discretion for new hires, outstanding performance or otherwise. Options are granted to reward the executive for transactions to increase the value of the Company, and the structure of these options also serves to retain and incentivize the executive due to the five year vesting of these options.

Perquisites, Post Retirement and Other Elements of Compensation for Executive Officers

In order to attract and retain qualified executives, we provide executives with a variety of benefits and perquisites, consisting primarily of retirement benefits through a 401(k) plan, executive life insurance, and the use of automobiles. Details of the values of these benefits and perquisites that were paid to the named executive officers in 2013 may be found in the footnotes and narratives in the Summary Compensation Table.

Employment and Other Agreements

The Compensation Committee believes that it is in the best interest of the Company to promote stability and continuity of senior management. The Compensation Committee seeks to obtain this goal by providing reasonable assurance to certain of its senior executives so they are not distracted from their duties, especially in light of the uncertainty caused by adverse market conditions and the continued consolidation in the banking industry. These employment agreements provide for severance to be paid to the executives

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in connection with a termination of employment, including severance following a change of control. A summary of the estimated payments to be made as a result of these severance and change of control provisions are described under “Potential Payments upon a Change of Control”. All of these agreements that provide for severance payments following termination in connection with a change in control are structured as “double triggers” based on the Compensation Committee’s determination that such payments should only be made if we terminate the employee in connection with a change in control. For the foregoing reasons, we also adopted a Supplemental Executive Retirement Plan for Mr. Sidhu. See “Employee Benefits – Supplemental Executive Retirement Plan for Chairman and Chief Executive Officer” and the “Pension Benefits” table for more information on this plan for Mr. Sidhu.

Employee Benefits

We provide health, life, vision and dental insurance to the named executive officers on terms similar to those provided to other employees generally. See “Insurance” below. We also provide car allowances to each of Messrs. Ehst, and we provide Mr. Sidhu with an automobile which he primarily uses for business purposes.

401(k) Retirement Savings and Profit Sharing Plan

Customers Bank has a 401(k) profit sharing plan whereby eligible employees may contribute up to 15% of their salary to such plan. Customers Bank provides a matching contribution equal to 50% of the first 6% of the contribution made by the employee. Employer contributions for the year ended December 31, 2013 were approximately $621,000.

Insurance

All eligible full-time employees of Customers Bank are covered as a group by basic hospitalization, major medical, long-term disability, term life and prescription drug plans. Customers Bank pays the total cost of such plans for employees with the exception of the major medical and the prescription drug plan, in which cost sharing and co-payments are required by the employees.

Supplemental Executive Retirement Plan for Chairman and Chief Executive Officer

Pursuant to Mr. Sidhu’s employment agreement, we have established a supplemental executive retirement plan (“SERP”) for Mr. Sidhu. The SERP is a deferred compensation plan whereby we created a reserve account on our books for Mr. Sidhu. During the third quarter of 2010, we credited an amount to this account that was sufficient to create a hypothetical fund that would provide payments of $300,000 per year for fifteen years commencing on Mr. Sidhu’s sixty-fifth birthday, assuming a rate of return of 7% per year, compounded annually. Additionally, we will credit the account with any gains or losses as if we had deposited the amounts in certain investment funds selected by Mr. Sidhu. Mr. Sidhu’s is now fully vested in the SERP.

Mr. Sidhu’s entire interest in the account will be paid to him in fifteen annual installments beginning generally upon the later of (a) his separation from service with us, or (b) his sixty-fifth birthday. Any portion of Mr. Sidhu’s interest in the account remaining upon his death will be paid to his beneficiary in a single lump sum. In the event of Mr. Sidhu’s death prior to the later of (a) his separation from service with us, or (b) his sixty-fifth birthday, $3.0 million will be paid to his beneficiary in a single lump sum in lieu of the installment payments described above.

These obligations under the SERP will be general unsecured obligations by us to pay money in the future. Mr. Sidhu will have no rights to any assets or investments held by us to meet our obligations under the SERP, except as a general creditor of us.

Consideration of Risk

Our compensation methods are discretionary and balance short and long-term goals for our executive officers. The Compensation Committee strives to provide strong incentives to manage us for the long-term, while avoiding excessive risk taking in the short term. Goals and objectives reflect a fair mix of quantitative and qualitative factors to avoid excessive reliance on a single performance measure. As a matter of best practice, beginning in 2010, the Compensation Committee began to annually to review the relationship between the risk management practices and the incentive compensation provided to the named executive officers to confirm that the incentive compensation does not encourage unnecessary and excessive risk.

Risk Management Checks and Balances

The Compensation Committee believes that the design and governance of our executive compensation program are consistent with best practices in risk management. The design of the executive compensation program supports our risk management goals through an interlocking set of checks and balances.

•	Rather than determining incentive compensation awards based on a single metric, the Committee applies its informed judgment taking into account factors such as quality and sustainability of earnings, successful implementation of strategic initiatives and adherence to risk and compliance policies and our other core values.
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•	To further ensure that executive officers are focused on long-term performance, a significant portion of our incentive awards (including bonuses paid in stock) are provided as long-term equity awards that do not become earned and paid until three to five years after the grant date.
•	Use of equity awards aligns executive officers’ interests with the interests of shareholders, and their significant stock ownership further enhances this alignment.

Together, these features of the executive compensation program are intended to:

•	Ensure that compensation opportunities do not encourage excessive risk taking;
•	Focus executive officers on managing the Company towards creating long-term, sustainable value for shareholders; and
•	Provide appropriate levels of realized rewards over time.

Compliance with Section 409A of the Internal Revenue Code

The executive compensation arrangements are intended to be maintained in conformity with the requirements of Section 409A of the Internal Revenue Code, which imposes certain restrictions on deferred compensation arrangements and tax penalties on the affected employees if their deferred compensation arrangements do not comply with those restrictions.

Compensation Committee Report

The Compensation Committee of the Board of Directors has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K and, based upon this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K and this Proxy Statement.

Compensation Committee:

Steven J. Zuckerman, Chair

Daniel K. Rothermel

SUMMARY COMPENSATION TABLE (1)

The table below sets forth the compensation for each of the named executive officers for the fiscal years ended December 31, 2013, 2012 and 2011.

					Stock	Option	All Other
		Salary	Bonus		Awards	Awards	Compensation	Total
	Year	($)	($) (2) (8)		($) (8)	($) (9)	($) (10)	($) (2)
Jay S. Sidhu	2013	500,000	687,500	(3)	—	1,957,971	16,262	3,161,733
Chairman & CEO	2012	500,000	767,307	(3)	2,666,661	2,175,332	24,593	6,133,893
	2011	300,000	450,000	(3)	—	976,212	13,454	1,739,666
Richard A. Ehst	2013	350,000	185,938	(4)	—	293,697	5,783	835,418
President & COO	2012	320,000	234,736	(4)	666,666	326,299	10,000	1,557,701
	2011	225,000	140,625	(4)	—	146,433	14,250	526,308
Robert E. Wahlman	2013	128,588	59,250	(5)	—	75,012	9,208	272,058
Executive Vice President &
CFO	2012	—	—		—	—	—	—
	2011	—	—		—	—	—	—
Glenn A. Hedde	2013	210,000	240,000	(6)	409,505	—	6,300	865,805
Executive Vice President &	2012	200,000	273,000	(6)	538,423	—	5,954	1,017,377
President of Banking to
Mortgage Companies	2011	190,000	383,600	(6)	293,748	27,615	5,662	900,625
Warren Taylor	2013	210,000	110,000	(7)	—	—	—	320,000
Executive Vice President and	2012	200,000	120,000	(7)	133,333	49,540	—	502,873
President & Director of
Community Banking	2011	190,000	112,500	(7)	—	55,230	—	357,730
James D. Hogan	2013	136,154	—		—	—	26,931	163,085
Retired Executive Vice	2012	116,923	35,000		—	23,427	5,200	180,550
President & CFO	2011	65,000	—		—	—	—	65,000

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(1)	The following columns are intentionally omitted from this table: Non-Equity Incentive Plan Compensation, Change in Pension Value, and Nonqualified Deferred Compensation Earnings.
(2)	Amounts in 2011 and 2012 have been revised to reflect full bonuses paid to the executives for the respective periods including cash paid and the grant date fair value of any stock and related Company match granted in lieu of cash at the election of the executive, as calculated in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718.
(3)

Mr. Sidhu earned a bonus of $500,000 for 2013. Of this amount, he received $187,500 in cash, $62,500 in restricted stock units, and elected to defer $250,000 under the BRRP in the form of an equivalent number of restricted stock units. After a five-year vesting period, he will receive his deferred bonus, along with a Company match of $250,000 ($500,000 in total), all in the form of shares of our Voting Common Stock plus any shares resulting from the deemed reinvestment of dividends on those shares. If Mr. Sidhu does not remain employed by us during the five-year vesting period, he will forfeit the right to receive those shares. Mr. Sidhu’s total deferred bonus, including the Company match, and the cash bonus earned for 2013 are reflected in the Bonus column in the table above. The award of the restricted stock units totaling $62,500 is considered 2014 compensation and will be reflected as such in the Proxy Statement for the 2015 Annual Meeting of Shareholders. Since the deferred compensation of restricted stock units and the Company match were granted in 2014, they are excluded from the Grants of Plan Based Awards Table in this Proxy Statement, but will be reflected in the Grants of Plan Based Awards Table in the Proxy Statement for the 2015 Annual Meeting of Shareholders.

Mr. Sidhu earned a bonus of $500,000 for 2012. Of this amount, he received $250,000 in cash and elected to defer $250,000 under the BRRP in the form of an equivalent number of restricted stock units. After a five-year vesting period, he will receive his deferred bonus, along with a Company match of $250,000 ($500,000 in total), in the form of 34,722 shares of Voting Common Stock plus any shares resulting from the deemed reinvestment of dividends on those 34,722 shares. If Mr. Sidhu does not remain employed by us during the five-year vesting period, he will forfeit the right to receive those shares.

Mr. Sidhu earned a bonus of $300,000 for 2011. Of this amount, he received $150,000 in cash and elected to defer $150,000 under the BRRP in the form of an equivalent number of restricted stock units. After a five-year vesting period, he will receive his deferred bonus, along with a Company match of $150,000 ($300,000 in total), in the form of 23,809 shares of Voting Common Stock plus any shares resulting from the deemed reinvestment of dividends on those 23,809 shares. If Mr. Sidhu does not remain employed by us during the five-year vesting period, he will forfeit the right to receive those shares.

(4)

Mr. Ehst earned a bonus of $175,000 for 2013. Of this amount, he received $98,438 in cash, $32,812 in restricted stock units, and elected to defer $43,750 under the BRRP in the form of an equivalent number of restricted stock units. After a five-year vesting period, he will receive his deferred bonus, along with a Company match of $43,750 ($87,500 in total), all in the form of shares of our Voting Common Stock plus any shares resulting from the deemed reinvestment of dividends on those shares. If Mr. Ehst does not remain employed by us during the five-year vesting period, he will forfeit the right to receive those shares. Mr. Ehst’s total deferred bonus, including the Company match, and the cash bonus earned for 2013 are reflected in the Bonus column in the table above. The award of the restricted stock units totaling $32,812 is considered 2014 compensation and will be reflected as such in the Proxy Statement for the 2015 Annual Meeting of Shareholders. Since the deferred compensation of restricted stock units and the Company match were granted in 2014, they are excluded from the Grants of Plan Based Awards Table in this Proxy Statement, but will be reflected in the Grants of Plan Based Awards Table in the Proxy Statement for the 2015 Annual Meeting of Shareholders.

Mr. Ehst earned a bonus of $180,000 for 2012. Of this amount, he received $135,000 in cash and elected to defer $45,000 under the BRRP in the form of an equivalent number of restricted stock units. After a five-year vesting period, he will receive his deferred bonus, along with a Company match of $45,000 ($90,000 in total), in the form of 6,250 shares of Voting Common Stock plus any shares resulting from the deemed reinvestment of dividends on those 6,250 shares. If Mr. Ehst does not remain employed by us during the five-year vesting period, he will forfeit the right to receive those shares.

Mr. Ehst earned a bonus of $112,500 for 2011. Of this amount, he received $84,375 in cash and elected to defer $28,125 under the BRRP in the form of an equivalent number of restricted stock units. After a five-year vesting period, he will receive his deferred bonus, along with a Company match of $28,125 ($56,250 in total), in the form of 4,464 shares of Voting Common Stock plus any shares resulting from the deemed reinvestment of dividends on those 4,464 shares. If Mr. Ehst does not remain

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employed by us during the five-year vesting period, he will forfeit the right to receive those shares.
(5)	Mr. Wahlman earned a bonus of $79,000 for 2013. Of this amount, he received $59,250 in cash and $19,750 in restricted stock units. Since the award of the restricted stock units was granted in 2014, it is considered 2014 compensation and will be reflected as such in the Proxy Statement for the 2015 Annual Meeting of Shareholders.
(6)

Mr. Hedde earned a bonus of $200,000 for 2013. Of this amount, he received $40,000 in cash, $60,000 in restricted stock units, and elected to defer $100,000 under the BRRP in the form of an equivalent number of restricted stock units. After a five-year vesting period, he will receive his deferred bonus, along with a Company match of $100,000 ($200,000 in total), all in the form of shares of our Voting Common Stock plus any shares resulting from the deemed reinvestment of dividends on those shares. If Mr. Hedde does not remain employed by us during the five-year vesting period, he will forfeit the right to receive those shares. Mr. Hedde’s total deferred bonus, including the Company match, and the cash bonus earned for 2013 are reflected in the Bonus column in the table above. The award of the restricted stock units totaling $60,000 is considered 2014 compensation and will be reflected as such in the Proxy Statement for the 2015 Annual Meeting of Shareholders. Since the deferred compensation of restricted stock units and the Company match were granted in 2014, they are excluded from the Grants of Plan Based Awards Table in this Proxy Statement, but will be reflected in the Grants of Plan Based Awards Table in the Proxy Statement for the 2015 Annual Meeting of Shareholders.

Mr. Hedde earned a bonus of $682,505 for 2012. Of this amount, he received $273,000 in cash and $409,505 in restricted stock units. These restricted stock units will become 100% vested on the third anniversary of the date of grant. The award of the restricted stock units occurred in March 2013 and is considered 2013 compensation.

Mr. Hedde earned a bonus of $679,090 for 2011. Of this amount, he received $164,400 in cash, $411,000 in restricted stock units, and elected to defer $109,600 under the BRRP in the form of an equivalent number of restricted stock units. After a five-year vesting period, he will receive his deferred bonus, along with a Company match of $109,600 ($219,200 in total), in the form of 17,396 shares of Voting Common Stock plus any of the shares resulting from the deemed reinvestment of dividends on those 17,396 shares. If Mr. Hedde does not remain employed during this five-year vesting period, he will forfeit the right to receive those shares. The award of the restricted stock units not related to the BRRP is considered 2012 compensation.

(7)

Mr. Taylor earned a bonus of $80,000 for 2013. Of this amount, he received $30,000 in cash, $10,000 in restricted stock units, and elected to defer $40,000 under the BRRP in the form of an equivalent number of restricted stock units. After a five-year vesting period, he will receive his deferred bonus, along with a Company match of $40,000 ($80,000 in total), all in the form of shares of our Voting Common Stock plus any shares resulting from the deemed reinvestment of dividends on those shares. If Mr. Taylor does not remain employed by us during the five-year vesting period, he will forfeit the right to receive those shares. Mr. Taylor’s total deferred bonus, including the Company match, and the cash bonus earned for 2013 are reflected in the Bonus column in the table above. The award of the restricted stock units totaling $10,000 is considered 2014 compensation and will be reflected as such in the Proxy Statement for the 2015 Annual Meeting of Shareholders. Since the deferred compensation of restricted stock units and the Company match were granted in 2014, they are excluded from the Grants of Plan Based Awards Table in this Proxy Statement, but will be reflected in the Grants of Plan Based Awards Table in the Proxy Statement for the 2015 Annual Meeting of Shareholders.

Mr. Taylor earned a bonus of $80,000 for 2012. Of this amount, he received $40,000 in cash and elected to defer $40,000 under the BRRP. After a five-year vesting period, he will receive his deferred bonus, along with a Company match of $40,000 ($80,000 in total), in the form of 5,554 shares of Voting Common Stock plus any of the shares resulting from the deemed reinvestment of dividends on those 5,554 shares. If Mr. Taylor does not remain employed during the five-year vesting periods, he will forfeit the right to receive those shares.

Mr. Taylor earned a bonus of $75,000 for 2011. Of this amount, he received $37,500 in cash and elected to defer $37,500 under the BRRP. After a five-year vesting period, he will receive his deferred bonus, along with a Company match of $37,500 ($75,000 in total), in the form of 5,952 shares of Voting Common Stock plus any of the shares resulting from the deemed reinvestment of dividends on those 5,952 shares. If Mr. Taylor does not remain employed during the five-year vesting periods, he will forfeit the right to receive those shares.

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(8)	Represents the aggregate grant date fair value, calculated in accordance with FASB ASC Topic 718, of the stock awards described in footnotes 3-7 above. The grant date fair values have been determined based on the assumptions and methodologies set forth in our 2013 financial statements (NOTE 14 - SHARE-BASED COMPENSATION PLANS).
(9)	Represents the aggregate grant date fair value, as calculated in accordance with FASB ASC Topic 718, of option awards. See footnote 1 to the “Grant of Plan-Based Awards” table for more information on these options. The grant date fair values have been determined based on the assumptions and methodologies set forth in our 2013 financial statements (NOTE 14 - SHARE-BASED COMPENSATION PLANS).
(10)	The amounts listed in this column include matching 401(k) contributions paid under our 401(k) Retirement Savings and Profit Sharing Plan for each of Messrs. Sidhu, Wahlman, and Hedde; car allowance payments for Mr. Wahlman; apartment rental and travel expenses for Mr. Hogan, and temporary housing for Mr. Wahlman; a country club membership for Mr. Sidhu in 2012; and a golf club membership for Mr. Ehst in 2011. We provide Messrs. Sidhu and Ehst with automobiles which they primarily use for business purposes. All Other Compensation for Messrs. Sidhu and Ehst also includes the value attributable to their personal use of these automobiles in 2013, 2012 (Mr. Sidhu only), and 2011 (Mr. Sidhu only.)
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GRANTS OF PLAN-BASED AWARDS (5) (6)

The following table sets forth certain information regarding awards granted to each of our named executive officers with respect to 2013:

		All other stock awards: Number of shares of Common Stock	All other option awards: Number of shares of Common Stock underlying options	Exercise or base price of option awards	Grant date fair value of stock and option awards
Name	Grant Date	(#)(1)	(#)(2)	($/Share)(3)	($)(4)
Jay S. Sidhu	05/22/2013	—	617,910	16.75	1,957,971
Richard A. Ehst	05/22/2013	—	92,687	16.75	293,697
Robert E. Wahlman	08/05/2013	—	20,000	17.18	75,012
Glenn A. Hedde	03/15/2013	27,410	—	—	409,505

(1)	Represents restricted stock units issued to Mr. Hedde under the 2004 Plan in lieu of a portion of Mr. Hedde’s cash bonus earned for 2012.
(2)	Includes options awarded on May 22, 2013 to Messrs. Sidhu and Ehst under the 2010 Stock Option Plan pursuant to the terms of their respective employment agreements. These awards vest on the fifth anniversary of the date of grant, subject to a condition that the value of our Voting Common Stock increase by 50% during the life of the option and subject to accelerated vesting in certain circumstances. See “Stock Option Grants in Connection with Recent Transactions” and “Officer Employment Agreements” for more information about these awards. Also includes options awarded on August 5, 2013 to Mr. Wahlman under the 2004 Plan with vesting on the fifth anniversary of the date of grant. All of these options entitle the holder to purchase shares of Voting Common Stock.
(3)	The exercise price for the stock options awarded to Messrs. Sidhu and Ehst was the public offering price of our Voting Common Stock as published in our prospectus supplement dated May 15, 2013. The exercise price for the stock options awarded to Mr. Wahlman was the closing price of our Voting Common Stock on the date of grant as quoted on the NASDAQ Global Select Market.
(4)	Represents the grant date fair value, as calculated in accordance with FASB ASC Topic 718, of these option or stock awards. The grant date fair value has been determined based on the assumptions and methodologies set forth in the consolidated financial statements included in NOTE 14-SHARE-BASED COMPENSATION PLANS of our Annual Report on Form 10-K for the year ended December 31, 2013.
(5)	The following columns are intentionally omitted from this table: Estimated Future Payouts under Non-Equity Incentive Plan Awards, and Estimated Future Payouts under Equity Incentive Plan Awards.
(6)	Excludes awards of restricted stock units and Company matches in 2014 upon each executive’s election to defer a portion of his 2013 bonus, as described in footnotes (3), (4), (5), (6) and (7) of the Summary Compensation Table as such awards and match were granted in 2014.

Amended and Restated 2004 Incentive Equity and Deferred Compensation Plan

At our annual meeting in 2012, our shareholders approved the amendment and restatement of our 2004 Plan, primarily to reflect changes effectuated by the Reorganization and increase the number of shares authorized to be issued pursuant to grants under the 2004 Plan. The purpose of the 2004 Plan is to promote the success and enhance our value by linking the personal interests of the members of the board of directors and our employees, officers and executives to those of our shareholders and by providing such individuals with an incentive for outstanding performance in order to generate superior returns to our shareholders. The 2004 Plan is further intended to provide us flexibility to motivate, attract and retain the services of members of our board of directors, employees, officers and executives.

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The 2004 Plan is administered by the Compensation Committee of the board of directors or, in certain cases, by the full board of directors. It provides for the grant of options, some or all of which may be structured to qualify as incentive stock options under Section 422 of the Code (“ISOs”) if granted to employees, and for the grant of stock appreciation rights, restricted stock and unrestricted stock up to a total of 2,500,000 shares of common stock. As of December 31, 2013, 1,713,639 shares were available for grant under the 2004 Plan. Unless sooner terminated by the board, the 2004 Plan will expire on September 6, 2021, which is ten (10) years from the date the 2004 Plan was last approved by our shareholders.

Amended and Restated 2010 Stock Option Plan

In December 2010, our shareholders approved the 2010 Stock Option Plan, which was amended and restated in March 2012 by our Board of Directors primarily to reflect changes effectuated by the Reorganization. The 2010 Stock Option Plan provides for the grant of stock options to our management personnel, other employees and non-employee members of the Board of Directors. The purpose of the 2010 Stock Option Plan is to promote our success and enhance our value by linking the personal interest of our employees, officers, executives and non-employee directors to those of our shareholders and by providing those individuals with an incentive for outstanding performance in order to generate superior returns to shareholders. The 2010 Stock Option Plan provides flexibility for us to motivate, attract, and retain the services of our employees, officers, executives and non-employee directors upon whose judgment, interest and special effort the successful conduct of our operations largely depend. The options can take the form of either tax-qualified ISOs or non-qualified stock options (“NQOs”), although only NQOs may be granted to non-employee directors.

The 2010 Stock Option Plan consists of a pool of 3,333,334 shares of our Voting Common Stock and Class B Non-Voting Common Stock. At December 31, 2013, 784,963 shares were available for grant under this plan. The 2010 Stock Option Plan is administered by the Compensation Committee of the Board of Directors or, in certain cases, by the full Board of Directors. The maximum number of shares underlying options granted to any single participant during a fiscal year shall be 2,222,223 shares of common stock. All employees are potentially eligible to receive options under the 2010 Stock Option Plan. In making determinations regarding the potential eligibility of any employee, the Compensation Committee may take into account the nature of the services rendered by the employee, his or her present and potential contributions to our success and such other factors as the Compensation Committee in its discretion deems relevant.

The Compensation Committee is authorized to grant stock options to participants subject to the following terms and conditions: (1) the exercise price per share of an option must not be less than the fair market value of one share at the time the option is granted, and the term of an option must not be longer than ten (10) years from the date of grant; and (2) in the case of a participant who owns stock representing more than 10% of the total combined voting power of us at the time of the grant of an option to that participant, the option cannot qualify as an ISO unless the exercise price is at least 110% of the fair market value of the stock at the time of grant and the term is no longer than five years from the date of grant.

Unless sooner terminated by the Board, the 2010 Stock Option Plan will expire ten (10) years from the date the 2010 Stock Option Plan was approved by our shareholders, which was December 9, 2010. The termination of the 2010 Stock Option Plan must not affect any option that is outstanding on the termination date without the consent of the participant. Offers granted under the 2010 Stock Option Plan are, by their terms, not transferable other than by will or laws of descent and distribution. No right or interest of a participant in any offer may be pledged, encumbered, or hypothecated to or in favor of any party other than us, or be subject to any lien, obligation, or liability of that participant to any other party other than us; provided, however, that the foregoing must not be deemed to imply any obligation of ours to lend against or accept a lien or pledge of any offer for any reason.

Bonus Recognition and Retention Program

In December 2010, our shareholders approved the BRRP, which was amended and restated in March 2012 by our Board of Directors primarily to reflect changes effectuated by the Reorganization. The BRRP provides specified benefits to a select group of management and highly compensated employees who contribute materially to our continued growth, development and future business success that are eligible under the BRRP. Participation in the BRRP is limited to a select group of management and highly compensated employees, as determined by the Compensation Committee in its sole discretion. From that group, the Committee selects, in its sole discretion, the employees who are eligible to participate in the BRRP, which always includes our Chief Executive Officer.

As a condition of participation, each selected employee must annually complete and return to the Committee (or its designee) the forms the Committee may prescribe, including an annual deferral election form. Each election made by a participant to defer receipt of a portion of his or her bonus for a given calendar year must be filed no later than December 31 prior to the calendar year with respect to which the relevant bonus may be earned; provided, however, in the event an employee is hired during a plan year and is designated as being eligible to participate for that year, the employee may commence participation for that year by filing a deferral election within 30 days of employment. Each eligible employee must file a new deferral election for each year with respect to which he or she desires to defer receipt of a portion of a bonus.

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A participant may elect to defer receipt of not less than 25%, nor more than 50%, of his or her bonus payable with respect to each year of participation. Shares of Voting Common Stock having a value equal to the portion of the bonus deferred by a participant will be allocated to an annual deferral account (the “Annual Deferral Account”) established by us for the year of deferral. On the same day that the shares of common stock attributable to a deferred bonus are allocated to the Annual Deferral Account, a matching amount equal to an identical number of shares of common stock shall be allocated to the Annual Deferral Account. The Annual Deferral Account shall be increased by that number of shares of common stock having a value equal to the amount of any cash dividend payable with respect to the number of shares of common stock allocated to the Annual Deferral Account. The BRRP is a formula based plan that does not provide for a maximum number of shares to be issued, but it is limited by the amount of the cash bonuses awarded annually to those persons selected to participate.

In the event a participant files a deferral election and subsequently terminates as an employee prior to the date bonuses are paid, if (a) he or she is entitled to a bonus notwithstanding termination and (b) the termination of employment is related to death, disability, or is involuntary or related to a change in control, then the bonus and the related matching amount shall be distributed to the individual or his or her beneficiary in cash or invested and so distributed in common stock, at the Compensation Committee’s election, within 60 days following the date that year’s bonuses are paid.

A participant becomes 100% vested in an Annual Deferral Account on the fifth anniversary date of the initial funding of the account, provided he or she remains continuously employed by us from the date of funding to the anniversary date. Vesting is accelerated in the event of involuntary termination other than for cause, retirement at or after age 65, death, termination on account of disability, or a change in control of the Company.

As of December 31, 2013 we have issued restricted stock units for 107,172 shares of Voting Common Stock under BRRP.

Stock Option Grants in Connection with Recent Transactions

Options to purchase 617,910 and 92,687 shares of voting common stock, representing 10% and 1.5% of the aggregate number of shares issued in the May 2013 public offering of our voting common stock, were granted to Messrs. Sidhu and Ehst, at the completion of the offering pursuant to their existing employment agreements, respectively.

As long as these individuals remain employees or directors, the options will vest 5 years from the date of grant, subject to earlier vesting upon a change in control of us or a termination without cause of the executive’s employment. In addition, the options will vest upon resignation for “good reason” in accordance with the provisions of each individual’s employment agreement but not upon any other voluntary resignation. Even if vested, an award may not be exercised unless and until, at any time during the option life, the value of our Voting Common Stock appreciates by 50% above the value of the Voting Common Stock at the time the option was granted.

2012 Restricted Stock Rewards Program

Due to our significant growth and evolution as a bank since 2009, including increasing assets to over $3 billion and significantly increasing our equity base, in February 2012 the Compensation Committee recommended and the Board of Directors approved a restricted stock reward program that provided for the grant of restricted stock units to certain directors and senior executives of Customers Bancorp and Customers Bank. Pursuant to the program, restricted stock units for 185,189 shares of our Voting Common Stock and 211,640 shares of our Class B Non-Voting Common Stock were granted on February 16, 2012 pursuant to the 2004 Plan. Of this amount, our named executive officers received restricted stock units for 126,988 shares of Voting Common Stock and 211,640 shares of Class B Non-Voting Common Stock in the aggregate and our non-employee directors received 15,876 shares of Voting Common Stock in the aggregate. One requirement for vesting is that the recipient of the restricted stock units remains an employee or director of ours, through December 31, 2016. The restricted stock units held by an employee or director are forfeited if he or she ceases to be an employee or director prior to that date. The second vesting requirement for each award (both must be met to vest) is that our Voting Common Stock trades at a price greater than $18.90 per share (adjusted for any stock splits or stock dividends) for at least 5 consecutive trading days during the five year period ending December 31, 2016. If the restricted stock units vest, the recipient will receive shares of our common stock on December 31, 2016. However, upon a change in control of us resulting in any one shareholder owning more than 24.9% of the outstanding stock of Customers Bancorp prior to December 31, 2016, all restricted stock units held by employees and directors automatically vest and they will receive shares of our common stock at that time.

Officer Employment Agreements

On March 26, 2012, we entered into an amended and restated employment agreement with Mr. Sidhu as Chairman and CEO of Customers Bank. Under the terms of the agreement Mr. Sidhu will receive a minimum base salary plus a performance-based incentive bonus and a monthly car allowance. The term of the agreement is annually extended to another year unless Mr. Sidhu or we give notice to the contrary. Mr. Sidhu will also be entitled to cash or equity incentive compensation up to the amount of his base salary under an executive incentive plan to be approved by the Board of Directors. Mr. Sidhu’s employment agreement also provides that,

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for every issuance of shares made by us in connection with an acquisition or a raise of capital: (i) up to $400 million, we must grant Mr. Sidhu options to purchase up to 10% of the shares issued in such issuance; (ii) from $401 million to $749 million, we must grant Mr. Sidhu options to purchase up to 6.7% of the shares issued in such issuance; and (iii) above $750 million of equity, we must grant Mr. Sidhu options to purchase up to 3.4% of the shares issued in such issuance. Our Board of Directors and Mr. Sidhu intend that the 2004 Plan or the 2010 Stock Option Plan, or both, each as more fully described above, will be used to fulfill the provisions of Mr. Sidhu’s employment agreement requiring us to issue to Mr. Sidhu options or warrants to acquire shares issued in connection with acquisitions or raises of capital. As of December 31, 2013, approximately $308 million of equity had been issued since 2009 pursuant to acquisitions or capital raises.

Under the employment agreement, we also agreed that our Board of Directors will develop and implement a nonqualified retirement income plan designed to provide Mr. Sidhu with a retirement benefit, targeted at $300,000 per year (depending on performance of the investments in the informal funding vehicle) for 15 years commencing upon his retirement at or after age 65, subject to his ability to qualify for a variable life insurance policy to be owned by us to fund the plan. The Board of Directors is to review the plan at the end of the fourth year of his employment and determine whether it is appropriate to increase the target benefit amount in light of his compensation at that time. Under the employment agreement, Mr. Sidhu was to become vested in this retirement benefit after seven years of continuous service with us, or upon his termination of employment under circumstances that would result in our obligation to pay him severance compensation. Ultimately, the plan (which was developed and approved by the Board of Directors) provided for funding towards a target benefit of $300,000 per year, and for immediate vesting upon the effective date of the plan. See discussion of the “Nonqualified Deferred Compensation” on page 36 of this proxy statement.

As of March 26, 2012, we also entered into amended and restated employment agreements with Mr. Ehst. With respect to Mr. Ehst’s employment agreement, the term of the agreement is annually extended for another year unless Mr. Ehst or we give notice to the contrary. Mr. Ehst receives a minimum base salary, plus incentive compensation in cash or equity or both and in such amounts as determined by the Board of Directors in accordance with incentive programs developed for him. Mr. Ehst’s employment agreement provides that, for every issuance of shares made by us in connection with an acquisition or a raise of capital (i) up to $400 million, we must grant Mr. Ehst options to purchase up to 1.5% of the shares issued in such issuance; (ii) from $401 million to $749 million, we must grant Mr. Ehst options to purchase up to 1% of the shares issued in such issuance; and (iii) above $750 million of equity, we must grant Mr. Ehst options to purchase up to 0.5% of the shares issued in such issuance.

Each of Messrs. Sidhu and Ehst will be entitled to severance compensation under the agreement if he terminates his employment for “Good Reason” (as defined in their respective employment agreements), if his employment is terminated by us other than for “Cause” (as defined in their respective employment agreements) during the employment term or on expiration of the employment term. If a “Change in Control” (as defined in their respective employment agreements) has not occurred within twelve months before termination of employment, then: (1) he will receive the sum of his then current base salary plus the average of his last three years’ annual cash bonuses, for the greater of (a) one year in the case of Mr. Sidhu and two years in the cases of Mr. Ehst, or (b) the period of time remaining in his employment term, generally payable in equal installments on his normal pay dates, subject to normal tax deductions and withholding; (2) any unvested equity awards he has received will vest in full; (3) he will be entitled to an allocable fraction of any cash bonus that would have been payable to him for the current year had he remained employed through the date of payment; and (4) we will continue to provide health insurance (including dental if applicable) and any life or disability insurance benefits (“health benefits”) for the shorter of the period on which his cash severance compensation is measured or the maximum period we are then permitted to extend his benefit under the applicable plan or policy or applicable law. If a Change in Control shall have occurred within twelve months before termination of his employment, then: (1) he will receive cash equal to three times the sum of his then current base salary plus the average of his annual cash bonuses for the immediately preceding three years, payable in a lump sum; (2) any unvested equity awards he has received will vest in full; (3) he will be entitled to an allocable fraction of any cash bonus that would have been payable to him for the current year had he remained employed through the date of payment; (4) we shall continue to provide health benefits for the shorter of three years or the maximum period we are then permitted to extend his benefit under the applicable plan or policy or applicable law; and (5) if applicable, reimbursement of any “parachute payment” excise tax under Section 4999 of the Code, grossed up to include any additional taxes payable on that benefit.

On August 5, 2013, we entered into an employment agreement with Mr. Wahlman as Chief Financial Officer of Customers Bank. With respect to Mr. Wahlman’s employment agreement, the term of the agreement is annually extended for another year unless Mr. Wahlman or we give notice to the contrary. Mr. Wahlman receives a minimum base salary, plus incentive compensation in cash or equity or both and in such amounts as determined by the Board of Directors in accordance with incentive programs developed for him. In addition, the Bank shall reimburse the Executive for reasonable moving (relocation) expenses. Mr. Wahlman will be entitled to severance compensation under the agreement if he terminates his employment for “Good Reason” (as defined in the employment agreement), if his employment is terminated by us other than for “Cause” (as defined in the employment agreement) during the employment term or on expiration of the employment term. If a “Change in Control” (as defined in the employment agreement) has not occurred within twelve months before termination of employment, then: (1) he will receive the sum of his then current base salary plus the average of his last three years’ annual cash bonuses, for the greater of two years or (b) the period of time remaining in his employment term, generally payable in equal installments on his normal pay dates, subject to normal tax deductions

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and withholding; (2) any unvested equity awards he has received will vest in full; (3) he will be entitled to an allocable fraction of any cash bonus that would have been payable to him for the current year had he remained employed through the date of payment; and (4) we will continue to provide health insurance (including dental if applicable) and any life or disability insurance benefits (“health benefits”) for the shorter of the period on which his cash severance compensation is measured or the maximum period we are then permitted to extend his benefit under the applicable plan or policy or applicable law. If a Change in Control shall have occurred within twelve months before termination of his employment, then: (1) he will receive cash equal to three times the sum of his then current base salary plus the average of his annual cash bonuses for the immediately preceding three years, payable in a lump sum; (2) any unvested equity awards he has received will vest in full; (3) he will be entitled to an allocable fraction of any cash bonus that would have been payable to him for the current year had he remained employed through the date of payment; (4) we shall continue to provide health benefits for the shorter of three years or the maximum period we are then permitted to extend his benefit under the applicable plan or policy or applicable law; and (5) if applicable, reimbursement of any “parachute payment” excise tax under Section 4999 of the Code, grossed up to include any additional taxes payable on that benefit.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END (1)

The following table sets forth information on outstanding warrants, option awards, and stock awards held by the named executive officers at December 31, 2013, including the number of shares underlying each stock option and warrant, the exercise price and the expiration date of each outstanding option and warrant, and the number of shares and market value of stock awards.

	Option Awards					Stock Awards
Name & Principal Position	Number of Securities Underlying Options Exercisable (#)	Number of Securities Underlying Options Unexerciseable (#)		Option Exercise Price ($/share)	Option Expiration Date	Number of shares or units of stock that have not vested (#)		Market value of shares or units of stock that have not vested ($)
Jay S. Sidhu	—	448,754	(2)	9.75	04/06/2020	—		—
Chairman and	—	11,667	(3)	10.50	07/14/2020	—		—
Chief Executive Officer	—	74,422	(4)	12.00	12/28/2020	—		—
	—	76,459	(5)	12.00	01/31/2021	—		—
	—	33,517	(6)	12.00	02/28/2021	—		—
	—	26,831	(7)	12.00	03/07/2021	—		—
	—	62,399	(8)	13.20	09/17/2021	—		—
	—	98,485	(9)	13.20	09/30/2021	—		—
	—	711,182	(10)	14.00	09/20/2022	—		—
	—	617,910	(11)	16.75	05/22/2023	—		—
	—	—		—	—	23,809	(15)	487,132
	—	—		—	—	211,640	(18)	4,330,154
	—	—		—	—	34,722	(19)	710,412
Richard A. Ehst	—	67,313	(2)	9.75	04/06/2020	—		—
President and	—	1,750	(3)	10.50	07/14/2020	—		—
Chief Operating Officer	—	11,163	(4)	12.00	12/28/2020	—		—
	—	11,469	(5)	12.00	01/31/2021	—		—
	—	5,028	(6)	12.00	02/28/2021	—		—
	—	4,025	(7)	12.00	03/07/2021	—		—
	—	9,360	(8)	13.20	09/17/2021	—		—
	—	14,773	(9)	13.20	09/30/2021	—		—
	—	106,677	(10)	14.00	09/20/2022	—		—
	—	92,687	(11)	16.75	05/22/2023	—		—
	—	—		—	—	4,464	(15)	91,333
	—	—		—	—	52,910	(18)	1,082,539
	—	—		—	—	6,250	(19)	127,875
Robert E. Wahlman		20,000	(20)	17.18	08/05/2023	—		—
Executive Vice President and
Chief Financial Officer

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Warren Taylor	—		16,667	(2)	9.75	04/06/2020	—		—
Executive Vice President and	—		16,667	(12)	12.00	02/17/2021	—		—
President and Director of	—		6,667	(13)	12.60	02/16/2022	—		—
Community Banking	—		10,000	(14)	14.94	11/28/2022	—		—
	—		—		—	—	5,952	(15)	121,778
	—		—		—	—	10,582	(18)	216,508
	—		—		—	—	5,554	(19)	113,635
Glenn A. Hedde	—		3,334	(2)	9.75	04/06/2020	—		—
Executive Vice President and	—		8,334	(12)	12.00	02/17/2021	—		—
President of Banking to	—		—		—	—	17,396	(15)	355,922
Mortgage Companies	—		—		—	—	24,479	(16)	500,840
	—		—		—	—	32,150	(17)	657,789
	—		—		—	—	10,582	(18)	216,508
	—		—		—	—	27,410	(21)	560,809
James D. Hogan	10,000	(22)	—		14.94	11/28/2017	—		—
Retired Executive Vice President and
Chief Financial Officer

(1)	Except as otherwise noted in a footnote, all awards relate to shares of Voting Common Stock. At December 31, 2013, the closing market price of our Voting Common Stock as listed on NASDAQ Global Select was $20.46. The following columns are intentionally omitted from this table: Option Awards: Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options, Stock Awards: Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested, and Stock Awards: Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested.
(2)	These stock options vest on the fifth anniversary of the date of grant (April 6, 2015), subject to a condition that the market price of our Voting Common Stock increase by 50% (to $14.63) during the life of the option and subject to accelerated vesting in certain circumstances.
(3)	These stock options vest on the fifth anniversary of the date of grant (July 14, 2015), subject to a condition that the market price of our Voting Common Stock increase by 50% (to $15.75) during the life of the option and subject to accelerated vesting in certain circumstances.
(4)	These stock options vest on the fifth anniversary of the date of grant (December 28, 2015), subject to a condition that the market price of our Voting Common Stock increase by 50% (to $18.00) during the life of the option and subject to accelerated vesting in certain circumstances.
(5)	These stock options vest on the fifth anniversary of the date of grant (January 31, 2016), subject to a condition that the market price of our Voting Common Stock increase by 50% (to $18.00) during the life of the option and subject to accelerated vesting in certain circumstances.
(6)	These stock options vest on the fifth anniversary of the date of grant (February 28, 2016), subject to a condition that the market price of our Voting Common Stock increase by 50% (to $18.00) during the life of the option and subject to accelerated vesting in certain circumstances.
(7)	These stock options vest on the fifth anniversary of the date of grant (March 7, 2016), subject to a condition that the market price of our Voting Common Stock increase by 50% (to $18.00) during the life of the option and subject to accelerated vesting in certain circumstances.
(8)	These stock options vest on the fifth anniversary of the date of grant (September 17, 2016), subject to a condition that the market price of our Voting Common Stock increase by 50% (to $19.80) during the life of the option and subject to accelerated vesting in certain circumstances. This grant entitles Mr. Sidhu to purchase 62,399 shares of Class B Non-Voting Common Stock.
(9)	These stock options vest on the fifth anniversary of the date of grant (September 30, 2016), subject to a condition that the market price of our Voting Common Stock increase by 50% (to $19.80) during the life of the option and subject to accelerated vesting in certain circumstances. This grant entitles Mr. Sidhu to purchase 98,485 shares of Class B Non-Voting Common Stock.
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(10)	These stock options vest on the fifth anniversary of the date of grant (September 20, 2017), subject to a condition that the market price of our Voting Common Stock increase by 50% (to $21.00) during the life of the option and subject to accelerated vesting in certain circumstances.
(11)	These stock options vest on the fifth anniversary of the date of grant (May 22, 2018), subject to a condition that the market price of our Voting Common Stock increase by 50% (to $25.13) during the life of the option and subject to accelerated vesting in certain circumstances.
(12)	These stock options vest on the fifth anniversary of the date of grant (February 17, 2016), subject to a condition that the market price of our Voting Common Stock increase by 50% (to $18.00) during the life of the option and subject to accelerated vesting in certain circumstances.
(13)	These stock options vest on the fifth anniversary of the date of grant (February 16, 2017), subject to a condition that the market price of our Voting Common Stock increase by 50% (to $18.90) during the life of the option and subject to accelerated vesting in certain circumstances.
(14)	These stock options vest on the fifth anniversary of the date of grant (November 28, 2017), subject to a condition that the market price of our Voting Common Stock increase by 50% (to $22.41) during the life of the option and subject to accelerated vesting in certain circumstances.
(15)	The restricted stock units, issued under the BRRP, vest on the fifth anniversary of the date of grant (February 16, 2017).
(16)	The restricted stock units vested on the third anniversary of the date of grant (February 17, 2014).
(17)	The restricted stock units vest on the third anniversary of the date of grant (February 16, 2015).
(18)	The restricted stock units vest on December 31, 2016 subject to a condition that the Bancorp’s Voting Common Stock trades at a price greater than $18.90 per share for at least five consecutive trading days during the five-year period ending December 31, 2016 (this condition was satisfied in December 2013) and subject to accelerated vesting in certain circumstances. The restricted stock units issued to Mr. Sidhu are for Class B Non-Voting Common Stock.
(19)	The restricted stock units, issued under the BRRP, vest on the fifth anniversary of the date of grant (December 28, 2017).
(20)	These stock options vest on August 5, 2018.
(21)	The restricted stock units vest on the third anniversary of the date of grant (March 15, 2016).
(22)	These stock options vested on February 28, 2013.

The following Nonqualified Deferred Compensation table summarizes activity during 2013 and the account balance as of December 31, 2013 for our non-qualified defined contribution plans that provide for the deferral of compensation.

NONQUALIFIED DEFERRED COMPENSATION

	Executive Contributions in Last FY	Registrant Contribution in Last FY	Aggregate Earnings (Losses) in Last FY	Aggregate Withdrawals/Distributions	Aggregate Balance at Last FY
Name	($)	($)	($)	($)	($)
Jay S. Sidhu (1)	-0-	-0-	601,241	-0-	3,469,023

(1)	Represents the supplemental executive retirement plan (“SERP”) for Mr. Sidhu. As a result of the acquisition of USA Bank on July 9, 2010, Mr. Sidhu’s SERP became effective, and Mr. Sidhu is entitled to receive the balance of the SERP account payable over 15 years commencing upon the later of his separation from service or his 65th birthday. If Mr. Sidhu dies prior to his payment commencement date, his beneficiary receives a lump sum payment equal to $3,000,000. If Mr. Sidhu dies after reaching age 65, his beneficiary receives the remainder of his scheduled retirement benefits. If Mr. Sidhu’s employment is terminated for cause, he forfeits the benefits provided under the SERP. See “Supplemental Executive Retirement Plan for Chairman and Chief Executive Officer” for more details on Mr. Sidhu’s SERP. The Company also has “Company Owned Life Insurance (COLI)” on

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Mr. Sidhu. The premiums paid during the year ended December 31, 2013 totaled $465,234. The policy has a net surrender value of $2,260,616 and a face value or net death benefit amount of $6,100,000.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The tables below show the value of estimated payments pursuant to the employment agreements, equity plans and other plans described above upon a termination of employment, including gross-up payments for any excise tax on the parachute payments upon a change of control, for each of Messrs. Sidhu and Ehst. All termination events are assumed to occur on December 31, 2013. The payments represent the maximum possible payments under interpretations and assumptions most favorable to the executive officer. The amounts shown in the tables include estimates of amounts that would be paid to the executive upon the occurrence of the specified event. The actual amounts to be paid to the named executive officers can only be determined at the time of their termination and may be more or less than the amounts contained in the tables and the various agreements and plans. See “Officer Employment Agreements” for more details.

Assuming the noted events had occurred on December 31, 2013, payments and benefits estimated due to Messrs. Sidhu, Ehst and Wahlman would be estimated as follows:

Jay S. Sidhu

	Termination Without Cause or For Good Reason (5)	Termination in Connection with Change in Control (5)	Death
Base Salary (1)	$1,325,000	$1,500,000	—
Bonus (2)	$1,733,000	$1,900,000	—
Value of Health and Welfare Benefits (3)	$45,695	$49,800	—
Death Benefit (4)	—	—	$3,200,000
TOTAL	$3,103,695	$3,449,800	$3,200,000

Richard A. Ehst

	Termination Without Cause or For Good Reason (5)	Termination in Connection with Change in Control (5)	Death
Base Salary (1)	$807,500	$1,050,000	—
Bonus (2)	$514,800	$561,300	—
Value of Health and Welfare Benefits (3)	$40,390	$44,058	—
Death Benefit (4)	—	—	$200,000
TOTAL	$1,361,690	$1,655,358	$200,000

Robert E. Wahlman

	Termination Without Cause or For Good Reason (5)	Termination in Connection with Change in Control (5)	Death
Base Salary (1)	$945,000	$945,000	—
Bonus (2)	$237,000	$237,000	—
Value of Health and Welfare Benefits (3)	$61,250	$61,250	—
Death Benefit (4)	—	—	$200,000
TOTAL	$1,243,250	$243,250	$200,000
(1)	Represents continuation of salary payments for the payout period provided under each named executive officer’s applicable employment agreement.
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(2)	Represents payment of an amount representing the average of the executive’s cash bonuses for the two fiscal years preceding the fiscal year of termination (2011 and 2012) over the payout period provided under each named executive officer’s applicable employment agreement.
(3)	Represents payment of premiums for continued health and other welfare benefit insurance over the payout period provided under each named executive officer’s applicable employment agreement.
(4)	In Mr. Sidhu’s case, represents an uninsured death benefit payable under his Supplemental Executive Retirement Plan. In the cases of Mr. Ehst and Mr. Hogan, represents the proceeds of group term life insurance, the premiums for which are paid by us.
(5)	While the employment agreements of these named executive officers provide for the time-based vesting requirements of equity-based awards to be met upon termination, no amounts are shown as these awards also require 50% increase in the value of the common stock, which did not occur as of the assumed termination date of December 31, 2013.

James D. Hogan

Mr. Hogan did not have an employment agreement with the Company providing for compensation in connection with termination or a change of control. Mr. Hogan resigned his employment on August 30, 2013. Mr. Hogan received no additional payments upon his resignation, beyond any accrued but unpaid salary and retained the 10,000 stock options which had vested in February 2013.

Glenn A. Hedde and Warren Taylor

Messrs. Hedde and Taylor do not have employment agreements with us providing for compensation in connection with severance or a change of control.

On January 30, 2013, we entered into Change of Control Agreements with each of Messrs. Hedde and Taylor (each, a “Change of Control Agreement”). Under each Change of Control Agreement, the executive is entitled to certain payments if his employment is terminated other than for Cause or by the executive Good Reason, in each case within one year after a Change in Control of the Bancorp. If these events occur, the executive is entitled to a single lump sum payment, subject to tax withholding obligations, of (i) two hundred percent (200%) of the highest rate of base annual salary in effect for the executive during the twelve month period prior to termination of employment, and (ii) two hundred percent (200%) of the average of the aggregate annual cash performance bonuses earned by the executive during each of the three preceding fiscal years. Each Change of Control Agreement also provides for a reduction of the payments to the executive in order to avoid excise taxes under Section 4999 of the Internal Revenue Code of 1986, as amended. Each Change of Control Agreement contains non-competition, non-solicitation and similar covenants that remain in effect for a period of twelve months following termination upon a Change in Control, as well as covenants related to confidentiality of proprietary information. Assuming termination following a change in control Messrs. Hedde and Taylor payments had an estimated value as follows:

Glenn Hedde

Termination in Connection with Change in Control
Base Salary	$420,000
Bonus	$473,000

Warren Taylor

Termination in Connection with Change in Control
Base Salary	$420,000
Bonus	$157,000

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Restricted Stock Units Vesting on Change in Control

Messrs. Sidhu, Ehst, Hedde, and Taylor have been awarded restricted stock units under the terms of certain plans and award agreements. (See OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END TABLE) In accordance with their terms, these restricted stock units vest in the event of the executive’s death or disability, or a change in control. Based upon a fair market value of $20.46 per share for our Common Stock, the value of these awards that would have been received by the following named executive officers had a change in control occurred on December 31, 2013 is as follows: Mr. Sidhu -$5,527,698; Mr. Ehst - $1,301,747; Mr. Hedde - $2,291,868; and Mr. Taylor - $451,921.

DIRECTOR COMPENSATION (1) (2)

DIRECTOR COMPENSATION TABLE

We have compensated our non-employee directors for their services and expect to continue this practice. Information relating to the compensation of our non-employee directors during 2013 is set forth below.

Name	Fees Earned or Paid in Cash (3)	Stock Awards (4)	Total
John R. Miller	$29,654	$43,222	$72,876
Daniel K. Rothermel	29,654	74,272	103,926
T. Lawrence Way	29,654	53,572	83,226
Steven J. Zuckerman	29,654	53,572	83,226
Bhanu Choudhrie	29,654	32,872	62,526

(1)	The following columns are intentionally omitted from this table: Option Awards, Non-Equity Incentive Plan Compensation, Change in Pension Value and Nonqualified Deferred Compensation Earnings, and All Other Compensation.
(2)	Jay S. Sidhu is not included in this table as he is an employee of the Company and the Bank and thus receives no compensation for his service as a director.
(3)	Each of our non-employee directors received $5,000 of their director fees for 2013 in cash, and elected to receive the remainder in Voting Common Stock. See the narrative after this Director Compensation Table for details regarding this election.
(4)	Represents the grant date for value of such awards, calculated in accordance with FASB ASC Topic 718.

For 2013, compensation for non-employee directors included a cash fee of $20,000 per year, payable in installments at the end of each calendar quarter. In addition, each non-employee director received 1,588 shares of our Voting Common Stock issued under the 2004 Plan. Furthermore, each non-employee director made an annual election, prior to the beginning of the year, to have all or none of his director’s fees paid in the form of Voting Common Stock, commencing April 1, 2013. Those directors electing to have all of their remaining cash fees for the year paid in the form of stock received an additional 1,191 shares. Also, for 2013, directors serving in certain positions received an additional award of stock as follows:

•	1,000 shares for the Chairman of each of the Audit Committee and the Compensation Committee;
•	2,000 shares for the Chairman of the Nominating and Corporate Governance Committee, who was also the Lead Director; and
•	500 shares for the Audit Committee Financial Expert.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and certain officers, and persons who own more than ten percent of any class of the Company’s registered securities, to file reports of ownership and changes in ownership on Forms 3, 4, and 5 with the Securities Exchange Commission. The Securities Exchange Commission requires officers, directors, and greater-than-ten-

39

percent beneficial owners to furnish us with copies of all Forms 3, 4, and 5 they file. Based solely on a review of Forms 3, 4 and 5 filed during or with respect to 2013, and written representations from the applicable reporting persons, we believe that all of our officers and directors complied with all their applicable filing requirements during the fiscal year ended December 31, 2013, except that (a) due to printer error, the Forms 3 filed for each of Messrs. Zuckerman, Way, Rothermel, Miller, Choudhrie, Sidhu, Taylor and Ehst were filed on May 16, 2013, which was one day late, (b) on November 13, 2013, Mr. Taylor filed one late Form 4 reporting one late transaction, (c) on September 4, 2013, Mr. Choudhrie filed one late Form 4 reporting two late transactions, and (d) on September 4, 2013, Mr. Sidhu filed one late Form 4 reporting two late transactions.

TRANSACTIONS WITH RELATED PARTIES

Customers Bank makes loans to executive officers and directors of the Company and the Bank in the ordinary course of its business. These loans are currently made on substantially the same terms, including interest rates and collateral, as those prevailing at the time the transaction is originated for comparable transactions with nonaffiliated persons, and do not involve more than the normal risk of collectability or present any other unfavorable features. Federal regulations prohibit Customers Bank from making loans to executive officers and directors at terms more favorable than could be obtained by persons not affiliated with Customers Bank. Our policy towards loans to executive officers and directors currently complies with this limitation.

For the year ended December 31, 2013, we paid approximately $187,000 to Clipper Magazine and its division, Spencer Advertising Marketing as well as Jaxxon Promotions, Inc. Mr. Zuckerman, a director, was the Chief Executive Officer of Clipper Magazine, an affiliate of Gannett Co., Inc. until his retirement in June 2013, and remains a 25% shareholder of Jaxxon Promotions, Inc.

Certain of our directors purchased securities for aggregate purchase prices in excess of $120,000 in our May 2013 public offering of Voting Common Stock and/or our July 2013 Offering of 6.375% Senior Notes Due 2018 (“Senior Notes”). The chart below indicates the number and types of securities purchased as well as the amount paid for such securities.

Name	Number and Type of Securities	Aggregate Purchase Price
Jay S. Sidhu, Chairman and Chief Executive Officer	14,925 shares of Voting Common Stock	$249,994
T. Lawrence Way, Director	24,628 shares of Voting Common Stock	412,519
Warren Taylor, Executive Officer	14,925 shares of Voting Common Stock	249,994
T. Lawrence Way, Directors	16,000 shares of Senior Notes due 2018	400,000

We have a Code of Ethics and Business Conduct applicable to our directors, officers and employees, including our Chief Executive Officer, Chief Financial Officer and all of our other executives pursuant to which all directors, officers and employees must promptly disclose to us, any material transactions or relationships that reasonably could be expected to give rise to an actual or apparent conflict of interest with Customers Bank. In approving or rejecting the proposed agreement, the Board of Directors must consider the relevant facts and circumstances available and deemed relevant, including, but not limited to the risks, costs and benefits to us, the terms of the transaction, the availability of other sources for comparable services or products, and, if applicable, the impact on a director’s independence. The Board of Directors may only approve those agreements that, in light of known circumstances, are in, or are not inconsistent with, our best interests, as the Board of Directors determines in the good faith exercise of its discretion.

The Company’s Board of Directors has also adopted the Affiliate and Related Party Transaction Policy and Compliance Plan (the “Transaction Policy”). The Transaction Policy is a written policy and set of procedures for the review and approval or ratification of transactions involving Affiliates and Related Parties (as such terms are defined in the Transaction Policy).

Related Parties are defined in the Transaction Policy as owners of more than 5% of any class of voting securities of the Company, directors or executive officers of the Company, or nominees to become directors, since the beginning of the last fiscal year, and “related persons” and others as provided in Item 404 of Regulation S-K under the Securities Act of 1933, as amended, immediate family members if involved in Company transactions and organizations, including charitable, where the foregoing have a material relationship or interest to such organization. Affiliates are defined in the Transaction Policy as “affiliates” as provided in Sections 23A and 23B of the Federal Reserve Act and Regulation W issued by the Board of Governors of the Federal Reserve System, and can include anyone that controls, that is under common control with, or that is controlled by the Company, investment funds where an affiliate is a fund investment advisor, and “executive officers”, “directors”, “principal shareholders”, “related interests” of a person,

40

“insider”, “immediate family” and “Subsidiary” as defined in Regulation O issued by the Board of Governors of the Federal Reserve System.

The Transaction Policy is administered through the Company’s Audit Committee with appropriate involvement and input from the Company’s Audit, Legal and Compliance Departments (collectively, the “Committee”). The Audit Committee (i) has the responsibility to interpret and enforce the Transaction Policy, (ii) may amend the Transaction Policy from time to time and (iii) may delegate administrative responsibilities within the Company or to third parties as the Audit Committee deems appropriate to accomplish the objectives of the Transaction Policy. All transactions covered by the Transaction Policy are prohibited unless approved or ratified by the Audit Committee and, when determined necessary by the Audit Committee pursuant to the Related Transaction Policy, the Company’s Board of Directors.

Transactions involving Affiliates that are subject to the Transaction Policy include extensions of credit, purchase or sale of loans, referrals or brokerage of loans, indebtedness to another “member bank” or correspondent bank, purchases of or investments in securities, purchase or sale of services, goods and other assets, issuance of guarantees, acceptances or letters of credit and third party transactions where an Affiliate benefits from transaction proceeds.

Transactions involving Related Parties that are subject to the Transaction Policy include transactions where there is a direct or indirect interest by the Related Party and the amount involved is over $120,000.

Transactions covered by the Transaction Policy are required to be referred to the Committee. The Legal and Compliance Department is responsible for coordinating the performance of appropriate legal research and obtaining opinions regarding the disposition of the transaction, and communicating such information to the Committee with recommendations, including if any regulatory application needs to be prepared to report or obtain authorization of the transaction. The Audit Committee will approve, ratify, recommend change to or deny the transaction, or schedule the referral for follow up reporting or presentations. Material transactions and transactions covered by Regulation O are required to be referred by the Audit Committee to the Company’s Board of Directors for disposition.

SHAREHOLDER PROPOSALS

Shareholder Proposals for Inclusion in the 2015 Proxy Statement

The Corporation’s shareholders are entitled to submit proposals to be included in our proxy materials for the Annual Meeting of Shareholders in 2015, provided that these matters are appropriate for shareholder action and that the shareholder complies with all of the applicable rules and requirements set forth in the rules and regulations of the Securities and Exchange Commission, including Rule 14a-8 of the Securities Exchange Act of 1934, as amended. To be eligible for inclusion, shareholder proposals must be received by our Corporate Secretary at 1015 Penn Ave., Wyomissing, Pennsylvania 19610 no later than December 16, 2014.

Director Nominations and Other Shareholder Proposals for Presentation at the 2015 Annual Meeting

Our Amended and Restated Bylaws require advanced notice of any proposal of business to be brought before an annual meeting by a shareholder that will not be included in our proxy materials, including any such proposal for the nomination for election of a director. Any such shareholder proposal must be a matter appropriate for shareholder action that complies with the procedural requirements of the Corporation’s Amended and Restated Bylaws and for which written notice is received by our Corporate Secretary at 1015 Penn Ave., Wyomissing, Pennsylvania 19610 not later than the 90th day and not earlier than the 120th day prior to the first anniversary of the preceding year’s annual meeting (unless the date of the next Annual Meeting has been changed by more than 30 days from the first anniversary date, in which case the Amended and Restated Bylaws provide alternative dates for timeliness). Accordingly, any shareholder who wishes to have a nomination or other business considered by shareholders at the 2015 Annual Meeting must deliver written notice to the Corporate Secretary (containing the information required by the Amended and Restated Bylaws) no earlier than January 15, 2015, and no later than January 14, 2015. Any proposal received outside of these dates will be considered untimely. For proposals that are timely filed, the Corporation retains discretion to vote proxies it receives provided (i) the Corporation includes in its proxy statement advice on the nature of the proposals and how it intends to exercise its voting discretion, and (ii) the proponent does not issue a proxy statement in accordance with the procedures under Section 14a-4(c)(2) of the Exchange Act.

OTHER BUSINESS

The Board of Directors does not know of any other business to come before the meeting. However, if any additional matters are presented at the Annual Meeting, it is the intention of persons named in the accompanying proxy to vote the proxy in accordance with their judgment on those matters.

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ANNUAL REPORT

A copy of our Annual Report for the fiscal year ended December 31, 2013, containing, among other things, financial statements examined by our independent registered public accounting firm, was mailed with this Proxy Statement on or about April 15, 2014 to the shareholders of record as of the close of business on March 31, 2014.

Upon written request of any shareholder, a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, including the financial statements and schedules, required to be filed with the SEC may be obtained, without charge, from the Company’s Corporate Secretary at 1015 Penn Ave., Wyomissing, Pennsylvania 19610. The Annual Report on Form 10-K can also be obtained by going to the Corporation’s website at www.customersbank.com/investor_relations.php by clicking on the “Annual Report” tab.

SHAREHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING ARE URGED TO SIGN, DATE AND RETURN PROMPTLY THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO ADDITIONAL POSTAGE IF MAILED IN THE UNITED STATES.

By Order of the Board of Directors

Glenn A. Yeager, Corporate Secretary

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Exhibit A

CUSTOMERS BANCORP, INC.

2014 EMPLOYEE STOCK PURCHASE PLAN

ARTICLE 1 — PURPOSE AND SCOPE OF THE PLAN

Section 1.1          PURPOSE. The Customers Bancorp, Inc. Employee Stock Purchase Plan is intended to encourage Team Member participation in the ownership and economic progress of the Company. This Plan is intended to qualify as an employee stock purchase plan within the meaning of Code Section 423.

Section 1.2          DEFINITIONS. Unless the context clearly indicates otherwise, the following terms have the meaning set forth below:

(a)          “Board of Directors” means the board of directors of the Company.

(b)          “Code” means the Internal Revenue Code of 1986, as amended, and as the same may be further amended from time to time, and the Treasury Regulations promulgated thereunder.

(c)          “Committee” means the Compensation Committee of the Board of Directors, which shall administer the Plan as provided in Section 1.3.

(d)          “Common Stock” means the common stock of the Company and such other securities which may be substituted therefor pursuant to Section 4.2.

(e)          “Company” means Customers Bancorp, Inc.

(f)          “Compensation” means a Team Member’s salary or hourly base rate of pay, as the case may be, but excluding overtime pay, bonuses, commissions, disability payments, workers’ compensation payments, and any other payment in excess of normal salary or hourly pay, received by a Team Member for services performed for the Company or a Subsidiary during an Option Period. Any adjustments to Compensation shall be made on the next available Pay Date.

(g)          “Continuous Service” means the period of time, uninterrupted by a termination of employment, that a Team Member has been employed by the Company or a Subsidiary, or both, immediately preceding the first day of the Subscription Period in which such Team Member wishes to participate in the Plan. Such period of time shall include any leave of absence permitted or required to be taken into account by applicable Treasury Regulations.

(h)          “Effective Date” means the effective date of this Plan as set forth in Section 1.4.

(i)          “Enrollment Period” means the period beginning on March 1 and ending on the following March 15, the period beginning on June 1 and ending on the following June 15, the period beginning on September 1 and ending on the following September 15, and the period beginning on December 1 and ending on the following December 15.

(j)          “Exercise Date” means each Pay Date.

(k)          “Fair Market Value” of a share of Common Stock on any given date means (a) if the Common Stock is readily tradable on an established securities market, the closing price on the date of determination, or the last trading day preceding the date of determination if the date of determination is not a trading date, or (b) if the Common Stock is not readily tradable on an established securities market, the value determined by application of a reasonable valuation method selected by the Committee, in either case in accordance with the requirements of Code Section 423.

(l)          “Leave of Absence” means, for purposes of participation in the Plan, a Team Member’s sick leave or other leave of absence approved by the Company, except that where the period of leave exceeds 90 days and the Team Member’s right to reemployment is not guaranteed by statute or by contract, the Team Member shall not be deemed on a Leave of Absence as of the 91st day of such sick leave or other leave of absence, such Team Member’s employment relationship with the Company shall be deemed terminated, and such Team Member’s right to participate in the Plan and to purchase Common Stock hereunder shall terminate.

(m)          “Offering Date” means the day beginning at 12:01 a.m. on the Saturday following each Pay Date.

(n)          “Option Period” means each period beginning on an Offering Date and ending on the next succeeding Exercise Date. The initial Option Period shall begin on the first Offering Date that follows or coincides with the Effective Date.

(o)          “Option Price” means the purchase price of a share of Common Stock hereunder as provided in Section 3.1.

(p)          “Participant” means any Team Member who (i) is eligible to participate in the Plan under Section 2.1 and (ii) elects to participate.

(q)          “Pay Date” means the Company’s regularly scheduled bi-weekly or other periodic date on which Team Members receive their paychecks.

(r)          “Plan” means the Customers Bancorp, Inc. Employee Stock Purchase Plan, as the same may be amended from time to time.

(s)          “Plan Year” means the 12-consecutive-month period beginning on January 1st and ending on the following December 31st.

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(t)          “Stock Purchase Account” or “Account” means an account established and maintained in the name of each Participant to record the dollar amounts accumulated on such Participant’s behalf each Option Period.

(u)          “Stock Purchase Agreement” means the form prescribed by the Committee that must be executed by a Team Member who elects to participate in the Plan. The proper execution and filing of such form shall constitute the grant of an option from time to time to the Team Member in accordance with the terms of the Plan and the terms of such form.

(v)          “Subscription Period” means each period in each Plan Year (i) beginning on the first day of the pay period in which each January 1 falls and continuing through the last day of the pay period in which the following March 31 falls; (ii) beginning on the first day of the pay period in which each April 1 falls and continuing through the last day of the pay period in which the following June 30 falls; (iii) beginning on the first day of the pay period in which each July 1 falls and continuing through the last day of the pay period in which the following September 30 falls; and (iv) beginning on the first day of the pay period in which each October 1 falls and continuing through the last day of the pay period in which the following December 31 falls.

(w)          “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the beginning of an Option Period, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

(x)          “Team Member” means any common law employee of the Company or a Subsidiary.

(y)          “Team Member Services” means the Company department responsible for personnel matters pertaining to a Team Member.

Section 1.3           ADMINISTRATION OF PLAN. The Plan shall be administered by the Committee. Subject to direction by the Board of Directors and the express provisions of this Plan, the Committee shall be authorized to prescribe, amend, and rescind rules and regulations relating to the Plan and the Committee’s administration thereof; to interpret the Plan; to fix the terms of an offering under the Plan; to prescribe the maximum percentage of payroll deductions permitted for a Subscription Period; to restrict participation in the Plan consistent with any requirement of law or regulation; and to make all other determinations necessary to the administration of the Plan, including appointment of individuals to facilitate the day-to-day operation thereof. The Committee’s determinations as to the interpretation and operation of the Plan shall be final and conclusive.

Section 1.4           EFFECTIVE DATE OF PLAN. The effective date of the Plan is the first January 1, April 1, July 1, or October 1 following the later of (a) the date on which the Plan is approved by shareholders of the Company by a vote sufficient to meet the requirements of Code Section 423(b)(2), or (b) the effective date of the Company’s registration statement under the Securities

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Act of 1933, as amended, registering the shares of Common Stock for issuance under the Plan and Participant’s interests hereunder.

Section 1.5           TERMINATION OF PLAN. The Board of Directors shall have the right to terminate the Plan at any time. Upon any such termination, the dollar amount, if any, in each Participant’s Account shall be distributed to such Participant.

ARTICLE II — PARTICIPATION

Section 2.1           ELIGIBILITY. Each Team Member, who as of the first day of a Subscription Period (i) will have at least 30 days of Continuous Service, and (ii) will be a Team Member whose customary employment is more than 20 hours per week, may become a Participant by executing and filing with Team Member Services a Stock Purchase Agreement during the Enrollment Period immediately preceding such Subscription Period. Such participation shall begin on the next Subscription Period following Team Member Services receipt of a properly completed Stock Purchase Agreement. Any election to participate shall be effective subject to the Company’s policy on personal securities transactions or similar policy that may be in effect at the time of such election. An election to participate shall continue in effect until termination of participation occurs in accordance with Article V.

Section 2.2           PAYROLL DEDUCTIONS. Payment for shares of Common Stock purchased under the Plan shall be made solely by authorized payroll deduction from each payment of Compensation in accordance with the Participant’s Stock Purchase Agreement. Deductions from payroll shall be expressed as a percentage of Compensation not less than 1% and not greater than 15%. A Participant may not increase or decrease the percentage deduction during a Subscription Period (other than to withdraw or terminate participation pursuant to Article V hereunder). A Participant’s Stock Purchase Agreement shall remain in effect for all subsequent Subscription Periods unless revised in accordance with this Section 2.2. Subject to the Company’s policy on personal securities transactions or similar policy that may be in effect at the time of such election, however, a Participant may change the percentage deduction for any subsequent Subscription Period by filing notice thereof with Team Member Services during the time period described in Section 2.1 for filing a Stock Purchase Agreement. If a Participant reduces his percentage reduction to 0%, he may not execute a new Stock Purchase Agreement designating a percentage greater than 0% which will become effective earlier than the first Subscription Period beginning in the following Plan Year. Amounts deducted from a Participant’s Compensation pursuant to this section shall be credited to such Participant’s Account.

Section 2.3           TRANSFER OF PAYROLL DEDUCTIONS. All payroll deductions withheld by a Subsidiary under the Plan shall be immediately transferred to the Company.

Section 2.4           LEAVE OF ABSENCE. If a Participant goes on a Leave of Absence, such Participant’s participation in the Plan shall continue provided that such Participant continues to receive Compensation. If such Participant ceases to receive Compensation while on a Leave of Absence, such Participant’s participation shall automatically terminate.

ARTICLE III — PURCHASE OF SHARES

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Section 3.1           OPTION PRICE. The Option Price for any Subscription Period shall be 85% of the Fair Market Value of a share of Common Stock on the first day of such Subscription Period.

Section 3.2           PURCHASE OF SHARES. On each Exercise Date, the amount in a Participant’s Stock Purchase Account shall be charged with the aggregate Option Price of the largest number of shares of Common Stock (including fractional shares) that can be purchased with such amount.

Section 3.3           LIMITATIONS ON PURCHASE. No Participant shall purchase Common Stock hereunder in any calendar year having a Fair Market Value of more than $25,000, and no such purchase shall exceed the limitations imposed by Code Section 423(b)(8). Further, no Participant shall purchase Common Stock hereunder during a Subscription Period if such Participant shall be deemed to possess five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or a Subsidiary under Code Section 423(b)(3) as of the first day of such Subscription Period. For purposes of the preceding sentence, the ownership attribution rules of Code Section 424(d) shall apply and Common Stock that a Participant may purchase under outstanding options shall be treated as stock owned by the Participant.

Section 3.4           RESTRICTION ON TRANSFERABILITY. Rights to purchase shares hereunder shall be exercisable only by the Participant. Such rights shall not be transferable and shall expire upon a Participant’s death.

ARTICLE IV — PROVISIONS RELATING TO COMMON STOCK

Section 4.1           COMMON STOCK RESERVED. Except as provided in Section 4.2, no more than $1,000,000 shares of Common Stock may be sold pursuant to options granted under the Plan. In addition, at the beginning of each Plan Year, the aggregate number of shares of Common Stock reserved for issuance under this Plan shall be increased automatically by a number of shares equal to one percent (1%) of the total outstanding shares of the Company as of the immediately preceding December 31; provided, however, that such annual increases shall in no event cause the number of shares issuable under this Plan to exceed $500,000 shares. Such number shall be subject to adjustments effected in accordance with Section 4.2.

Section 4.2           ADJUSTMENT FOR CHANGES IN COMMON STOCK.

(a) In the event that the shares of Common Stock of the Company as presently constituted, shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation (whether by reason of merger, consolidation, recapitalization, reclassification, split-up, combination of shares or otherwise) or if the number of such shares of Common Stock shall be increased or decreased through the payment of a stock dividend, stock split, or reverse stock split, then, subject to the provisions of subsection (c) below, there shall be substituted for or added to each share of Common Stock that was theretofore appropriated, or that thereafter may become subject to an offering under the Plan, the number and kind of shares of stock or other securities into which each outstanding

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share of the Common Stock shall be so changed or for which each such share shall be exchanged or to which such share shall be entitled, as the case may be. Outstanding Stock Purchase Agreements shall be deemed to be amended as to price and other terms, as may be necessary to appropriately reflect the foregoing events.

(b) If there shall be any other change in the number or kind of the outstanding shares of Common Stock, or of any stock or other securities in which such stock shall have been changed or for which it shall have been exchanged, and if a majority of the disinterested members of the Board of Directors shall, in its sole discretion, determine that such change equitably requires an adjustment in any offering that was theretofore made or that may thereafter be made under the Plan, then such adjustment shall be made in accordance with such determination.

(c) An offering pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments or reclassifications, reorganizations or changes in its capital or business structure, to merge, to consolidate, to dissolve, to liquidate, or to sell or transfer all or any part of its business or assets.

Section 4.3           INSUFFICIENT SHARES. If the aggregate funds available for the purchase of Common Stock on any Exercise Date would cause an issuance of shares in excess of the remaining number of shares provided for in Section 4.1, (i) the Committee shall proportionately reduce the number of shares that would otherwise be purchased by each Participant in order to eliminate such excess, (ii) any cash remaining in each Participant’s Stock Purchase Account shall be distributed to such Participant at the next available Pay Date, and (iii) the Plan shall automatically terminate immediately after such Exercise Date.

Section 4.4           CONFIRMATION OF PURCHASES; REGISTRATION OF SHARES. Each Participant shall be provided with a quarterly written statement indicating the number of shares of Common Stock purchased under the Plan by the Participant in such quarter, the aggregate number shares of Common Stock accumulated under the Plan by the Participant, and other relevant information with respect to the Participant’s participation in the Plan. All shares purchased shall be credited to such Participant, but shall initially be registered in the name of the Company’s nominee, as agent for the Participant. Such nominee will hold the Participant’s share certificates until such time as such Participant’s participation in the Plan terminates or such Participant files a written request with the nominee to have a certificate or certificates issued in such Participant’s name. Except in the case of death, any certificate issued to a Participant must initially be issued in the Participant’s name alone or in such Participant’s name and another as joint tenants with right of survivorship. Registration of any shares following the death of a Participant will be subject to the same rules as are then applicable to decedent shareholders generally.

Section 4.5           RIGHTS AS SHAREHOLDERS AND DISPOSITION OF COMMON STOCK.

(a)          The shares of Common Stock purchased by a Participant on an Exercise Date shall, for all purposes, be deemed to have been issued and sold at the close of business on such Exercise Date. Participants for whom shares have been purchased shall be entitled to all rights of a shareholder with respect to such shares, including the right to receive dividends and the right

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to vote. The Company will take such steps as may be necessary to ensure that each Participant whose shares are held in name of the Company’s nominee enjoys such rights.

(b)          In no event shall shares of Common Stock purchased by a Participant hereunder be sold or otherwise disposed of prior to the earlier of (i) one year after the first day of the calendar quarter in which the Exercise Date with respect to those shares fell, (ii) the Participant’s death, or (iii) the date on which the Participant ceases to be employed by the Company and any Subsidiary.

Section 4.6           CORPORATE REORGANIZATIONS, LIQUIDATION, ETC. In the event of any corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, provision may be made for the substitution of a new option for an old option, or an assumption of an old option, by an employer corporation or a corporation related to such corporation. Any provision for such substitution or assumption shall be subject to the limitations and provisions of Code Section 424.

ARTICLE V — TERMINATION OF PARTICIPATION

Section 5.1           WITHDRAWAL. Subject to the Company’s policy on personal securities transactions or similar policy that may be in effect at the time, a Participant may withdraw from the Plan at any time by filing notice of withdrawal with the Company’s nominee prior to an Offering Date. Upon filing proper notice, participation in the Plan will cease effective the following Offering Date. Any Participant who withdraws from the Plan may again become a Participant by satisfying the eligibility requirements and filing a Stock Purchase Agreement as set forth in Section 2.1, but no such Stock Purchase Agreement shall be effective earlier than the first Subscription Period beginning in the following Plan Year.

Section 5.2           TERMINATION OF ELIGIBILITY. If a Participant ceases to be employed by the Company or a Subsidiary or otherwise becomes ineligible to participate in the Plan as set forth in Section 2.1, such Participant’s participation in the Plan shall thereupon automatically terminate. In such event, the dollar amount, if any, in such Participant’s Stock Purchase Account shall be distributed to such Participant (or in the case of death, to such Participant’s designated beneficiary(ies)) and no further shares will be purchased on such Participant’s behalf. For purposes of this section, a Participant’s participation in the Plan will not automatically terminate if such Participant becomes an individual on a Leave of Absence permitted or required to be taken into account by applicable Treasury Regulations or other law. Any Participant whose participation in the Plan is terminated pursuant to this Section may again become a Participant by satisfying the eligibility requirements and executing and filing a Stock Purchase Agreement as set forth in Section 2.1.

Section 5.3           NO INTEREST. No interest will be credited or paid on cash balances in a Participant’s Stock Purchase Account.

ARTICLE VI — GENERAL PROVISIONS

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Section 6.1           TAX WITHHOLDING; INFORMATION RETURNS. Each Participant shall be deemed to have consented to any income tax withholding that may hereafter be required by reason of such Participant’s participation in the Plan or the disposition of, or payment of any dividends on, shares acquired by such Participant under the Plan. The proper officers of the Company and each Subsidiary shall prepare and, where required, timely file such tax information returns and other notices as may be required by law from time to time.

Section 6.2           NOTICES. Any notice that a Team Member files pursuant to the Plan shall be made on forms prescribed by the Committee and shall be effective as soon as administratively possible after such notice is received by Team Member Services or by the Company’s nominee, as the case may be.

Section 6.3           CONDITION OF EMPLOYMENT. Neither the creation of the Plan, nor participation therein, shall be deemed to create any right of continued employment or in any way affect the right of the Company or a Subsidiary to terminate a Team Member.

Section 6.4           AMENDMENT OF THE PLAN. The Board of Directors may at any time, and from time to time, amend the Plan in any respect, except, that without approval of the Company’s shareholders, no amendment may (i) increase the aggregate number of shares permitted to be reserved by the Board of Directors under the Plan other than as provided in Section 4.2, (ii) materially change the Plan benefits provided for herein, (iii) change the definition of a Subsidiary, or (iv) materially change the eligibility requirements for Team Members. Any amendment of the Plan must be made in accordance with applicable provisions of the Code.

Section 6.5           APPLICATION OF FUNDS. All funds received by the Company by reason of a purchase of shares hereunder may be used for any corporate purpose.

Section 6.6           LEGAL RESTRICTIONS. The Company shall not be obligated to sell shares of Common Stock hereunder if counsel to the Company determines that such sale would violate any applicable law or regulation.

Section 6.7           NUMBER. Whenever used herein, singular words shall include the plural, and vice versa, as the context requires.

Section 6.8           GOVERNING LAW. Except to the extent preempted by Federal law, the Plan and all rights and obligations thereunder shall be construed and enforced in accordance with the domestic internal law of the Commonwealth of Pennsylvania.

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